Exhibit 99.1
LYONDELLBASELL INDUSTRIES N.V.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and stockholders of LyondellBasell Industries N.V.

In our opinion, the accompanying consolidated balance sheet as of December 31, 2010 and the related consolidated statement of income, of stockholders’ equity (deficit) and of cash flows for the period from May 1, 2010 through December 31, 2010 present fairly, in all material respects, the financial position of LyondellBasell Industries N.V. and its subsidiaries (the “Successor Company”) at December 31, 2010 and the results of their operations and their cash flows for the period from May 1, 2010 through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Successor Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, in 2009 LyondellBasell Industries AF S.C.A. (“the Predecessor Company”), its U.S. subsidiaries and a German subsidiary, each filed a voluntary petition with the United States Bankruptcy Court for reorganization under the provisions of Chapter 11 of the United States Bankruptcy Code. The Predecessor Company’s Third Amended and Restated Plan of Reorganization was confirmed on April 23, 2010 and the Debtors emerged from Chapter 11 protection on April 30, 2010. As of the Emergence Date, the Predecessor Company’s equity interests in its indirect subsidiaries terminated and the Successor Company now owns and operates, directly and indirectly, substantially the same business as the Predecessor Company owned and operated prior to emergence from the Bankruptcy Cases. In connection with its emergence from bankruptcy, the Successor Company adopted fresh start accounting on May 1, 2010.

PricewaterhouseCoopers LLP

Houston, Texas
March 17, 2011, except for the guarantor financial information presented in Note 27 to the consolidated financial statements, as to which the date is June 20, 2011

Report of Independent Registered Public Accounting Firm

To the Board of Directors and stockholders of LyondellBasell Industries N.V.

In our opinion, the accompanying consolidated balance sheet as of December 31, 2009 and the related consolidated statements of income, of stockholders’ equity (deficit) and of cash flows for the period from January 1, 2010 through April 30, 2010 and for each of the years ended December 31, 2009 and 2008 present fairly, in all material respects, the financial position of the Predecessor of LyondellBasell Industries N.V. and its subsidiaries (the “Predecessor Company”) at December 31, 2009 and the results of their operations and their cash flows for the period from January 1, 2010 through April 30, 2010 and for each of the years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Predecessor Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, in 2009 the Predecessor Company, its U.S. subsidiaries and a German subsidiary, each filed a voluntary petition with the United States Bankruptcy Court for reorganization under the provisions of Chapter 11 of the United States Bankruptcy Code. The Predecessor Company’s Third Amended and Restated Plan of Reorganization was confirmed on April 23, 2010 and the Debtors emerged from Chapter 11 protection on April 30, 2010. As of the Emergence Date, the Predecessor Company’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. (the “Successor Company”) now owns and operates, directly and indirectly, substantially the same business as the Predecessor Company owned and operated prior to emergence from the Bankruptcy Cases. In connection with its emergence from bankruptcy, the Successor Company adopted fresh start accounting on May 1, 2010.

PricewaterhouseCoopers LLP

Houston, Texas
March 17, 2011, except for the guarantor information presented in Note 27 to the consolidated financial statements, as to which the date is June 20, 2011

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF INCOME

	Successor	Predecessor
	May 1	January 1
	through	through
	December 31,	April 30,	For the Year Ended December 31,
	2010	2010	2009	2008
Millions of dollars, except earnings per share
Sales and other operating revenues:
Trade	$26,961	$13,260	$30,207	$49,903
Related parties	723	207	621	803

	27,684	13,467	30,828	50,706
Operating costs and expenses:
Cost of sales	24,697	12,405	29,372	48,780
Inventory valuation adjustment	42	—	127	1,256
Impairments	28	9	17	5,207
Selling, general and administrative expenses	564	308	850	1,197
Research and development expenses	99	55	145	194

	25,430	12,777	30,511	56,634

Operating income (loss)	2,254	690	317	(5,928)
Interest expense	(545)	(713)	(1,795)	(2,476)
Interest income	17	5	18	69
Other income (expense), net	(103)	(263)	319	106

Income (loss) from continuing operations before equity investments, reorganization items and income taxes	1,623	(281)	(1,141)	(8,229)
Income (loss) from equity investments	86	84	(181)	38
Reorganization items	(23)	7,580	(2,961)	—

Income (loss) from continuing operations before income taxes	1,686	7,383	(4,283)	(8,191)
Provision for (benefit from) income taxes	170	(1,123)	(1,411)	(848)

Income (loss) from continuing operations	1,516	8,506	(2,872)	(7,343)
Income (loss) from discontinued operations, net of tax	64	(2)	1	15

Net income (loss)	1,580	8,504	(2,871)	(7,328)
Less: net loss attributable to non-controlling interests	7	60	6	7

Net income (loss) attributable to the Company	$1,587	$8,564	$(2,865)	$(7,321)

Earnings per share:
Net income:
Basic
Continuing operations	$2.68
Discontinued operations	0.11

	$2.79

Diluted
Continuing operations	$2.67
Discontinued operations	0.11

	$2.78

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED BALANCE SHEETS

	Successor	Predecessor
	December 31,	December 31,
	2010	2009
Millions, except shares and par value data
ASSETS
Current assets:
Cash and cash equivalents	$4,222	$558
Short-term investments	—	11
Accounts receivable:
Trade, net	3,482	3,092
Related parties	265	195
Inventories	4,824	3,277
Prepaid expenses and other current assets	986	1,119

Total current assets	13,779	8,252
Property, plant and equipment, net	7,190	15,152
Investments and long-term receivables:
Investment in PO joint ventures	437	922
Equity investments	1,587	1,085
Related party receivables	14	14
Other investments and long-term receivables	67	112
Goodwill	787	—
Intangible assets, net	1,360	1,861
Other assets	273	363

Total assets	$25,494	$27,761

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$4	$497
Short-term debt	42	6,182
Accounts payable:
Trade	1,968	1,627
Related parties	793	501
Accrued liabilities	1,705	1,390
Deferred income taxes	244	170

Total current liabilities	4,756	10,367
Long-term debt	6,036	305
Other liabilities	2,183	1,361
Deferred income taxes	923	2,081
Commitments and contingencies
Liabilities subject to compromise	—	22,494
Stockholders’ equity (deficit):
Ordinary shares, €0.04 par value, 1,000 million shares authorized and 565,676,222 shares issued at December 31, 2010	30	—
Predecessor common stock, €124 par value, 403,226 shares authorized and issued at December 31, 2009	—	60
Additional paid-in capital	9,837	563
Retained earnings (deficit)	1,587	(9,313)
Accumulated other comprehensive income (loss)	81	(286)
Treasury stock, at cost, 1,122,651 class A ordinary shares at December 31, 2010	—	—

Total Company share of stockholders’ equity (deficit)	11,535	(8,976)
Non-controlling interests	61	129

Total equity (deficit)	11,596	(8,847)

Total liabilities and equity (deficit)	$25,494	$27,761

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Cash flows from operating activities:
Net income (loss)	$1,580	$8,504	$(2,871)	$(7,328)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	558	565	1,774	1,911
Asset impairments	28	9	17	5,207
Amortization of debt-related costs	23	307	347	513
Charge related to payment of debt	18	—	—	—
Accrued debtor-in-possession exit fees	—	—	159	—
Inventory valuation adjustment	42	—	127	1,256
Equity investments —
Equity (income) loss	(86)	(84)	181	(38)
Distributions of earnings	34	18	26	98
Deferred income taxes	20	(1,129)	(1,399)	(831)
Reorganization items and fresh-start accounting adjustments, net	23	(7,580)	2,961	—
Reorganization-related payments, net	(349)	(407)	(340)	—
(Gain) loss on sale of assets	(64)	4	8	(9)
Unrealized foreign currency exchange loss (gains)	22	264	(193)	(20)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(52)	(650)	(129)	1,367
Inventories	(27)	(368)	(40)	943
Accounts payable	392	249	99	(1,563)
Repayment of accounts receivable securitization facility	—	—	(503)	—
Prepaid expenses and other current assets	22	47	(329)	101
Other, net	773	(685)	(682)	(517)

Net cash provided by (used in) operating activities	2,957	(936)	(787)	1,090

Cash flows from investing activities:
Expenditures for property, plant and equipment	(466)	(226)	(779)	(1,000)
Proceeds from insurance claims	—	—	120	89
Acquisition of businesses, net of cash		—	—	(1,061)
Advances and contributions to affiliates	—	—	(4)	(60)
Proceeds from disposal of assets	154	1	20	173
Short-term investments	—	12	23	(32)
Other	—	—	9	7

Net cash used in investing activities	(312)	(213)	(611)	(1,884)

Cash flows from financing activities:
Issuance of class B ordinary shares	—	2,800	—	—
Proceeds from note payable	—	—	100	—
Repayment of note payable	—	—	(100)	—
Net proceeds from (repayments of) debtor-in-possession term loan facility	—	(2,170)	1,986	—
Net borrowings (repayments) under debtor-in-possession revolving credit facility	—	(325)	325	—
Net borrowings (repayments) under pre-petition revolving credit facilities	—	—	(766)	1,510
Net borrowings (repayments) on revolving credit facilities	(412)	38	(298)	—
Proceeds from short-term debt	6	8	42	5
Repayments of short-term debt	(8)	(14)	(6)	(7)
Issuance of long-term debt	—	3,242	—	1
Repayments of long-term debt	(778)	(9)	(68)	(384)
Payments of equity and debt issuance costs	(2)	(253)	(93)	(42)
Other, net	—	(2)	(21)	—

Net cash provided by (used in) financing activities	(1,194)	3,315	1,101	1,083

Effect of exchange rate changes on cash and cash equivalents	60	(13)	(3)	9

Increase (decrease) in cash and cash equivalents	1,511	2,153	(300)	298
Cash and cash equivalents at beginning of period	2,711	558	858	560

Cash and cash equivalents at end of period	$4,222	$2,711	$558	$858

Supplemental Cash Flow Information:
Interest paid	$281	$360	$1,221	$1,457

Net income taxes paid	$75	$12	$57	$145

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Accumulated	Total
	Common Stock/		Additional	Retained	Other	Stockholders’	Non-
	Ordinary Shares		Paid-In	Earnings	Comprehensive	Equity	Controlling	Comprehensive
	Issued	Treasury	Capital	(Deficit)	Income (Loss)	(Deficit)	Interests	Income (Loss)
Millions of dollars

Predecessor
Balance, January 1, 2008	$60	$—	$563	$881	$417	$1,921	$144
Net loss	—	—	—	(7,321)	—	(7,321)	(7)	$(7,328)
Financial derivatives, net of tax of ($68)	—	—	—	—	(89)	(89)	—	(89)
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	—	(23)	(23)	—	(23)
Changes in unrecognized employee benefits gains and losses, net of tax of ($127)	—	—	—	—	(378)	(378)	—	(378)
Foreign currency translation, net of tax of ($12)	—	—	—	—	(191)	(191)	(2)	(191)

Comprehensive loss								$(8,009)

Balance, December 31, 2008	$60	$—	$563	$(6,440)	$(264)	$(6,081)	$135
Net loss	—	—	—	(2,865)	—	(2,865)	(6)	$(2,871)
Net distributions to non-controlling interests	—	—	—	—	—	—	(1)	—
Financial derivatives, net of tax of ($27)	—	—	—	—	29	29	—	29
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	—	31	31	—	31
Changes in unrecognized employee benefits gains and losses, net of tax of $(15)	—	—	—	—	(36)	(36)	—	(36)
Foreign currency translation, net of tax of $(6)	—	—	—	—	(46)	(46)	—	(46)
Other	—	—	—	(8)	—	(8)	1	—

Comprehensive loss								$(2,893)

Balance, December 31, 2009	$60	$—	$563	$(9,313)	$(286)	$(8,976)	$129

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) — (Continued)

					Accumulated	Total
	Common Stock/		Additional	Retained	Other	Stockholders’	Non-
	Ordinary Shares		Paid-In	Earnings	Comprehensive	Equity	Controlling	Comprehensive
	Issued	Treasury	Capital	(Deficit)	Income (Loss)	(Deficit)	Interests	Income (Loss)
Millions of dollars

Predecessor
Balance, December 31, 2009	$60	$—	$563	$(9,313)	$(286)	$(8,976)	$129
Net income (loss)	—	—	—	8,564	—	8,564	(60)	$8,504
Net distributions to non-controlling interests	—	—	—	—	—	—	(15)	—
Financial derivatives, net of tax of $51	—	—	—	—	90	90	—	90
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	—	(13)	(13)	—	(13)
Changes in unrecognized employee benefits gains and losses, net of tax of $3	—	—	—	—	(48)	(48)	—	(48)
Foreign currency translation net of tax of $(9)	—	—	—	—	(25)	(25)	—	(25)

Comprehensive loss								$8,508

Balance, April 30, 2010	60	—	563	(749)	(282)	(408)	54
Fresh-start reporting adjustments:
Elimination of predecessor common stock, capital surplus and accumulated earnings	(60)	—	(563)	749	—	126	—
Elimination of predecessor accumulated other comprehensive loss	—	—	—	—	282	282	—

Balance, May 1, 2010, Successor	$—	$—	$—	$—	$—	$—	$54

Successor
Balance May 1, 2010	$—	$—	$—	$—	$—	$—	$54
Issuance of class A and class B ordinary shares	30	—	9,815	—	—	9,845	—
Share-based compensation expense	—	—	22	—	—	22	—
Net income	—	—	—	1,587	—	1,587	(7)	$1,580
Contributions from non-controlling interests	—	—	—	—	—	—	14	—
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	—	1	1	—	1
Changes in unrecognized employee benefits gains and losses, net of tax of ($30)	—	—	—	—	(33)	(33)	—	(33)
Foreign currency translation, net of tax of $4	—	—	—	—	113	113	—	113

Comprehensive income (loss)								$1,661

Balance, December 31, 2010	$30	$—	$9,837	$1,587	$81	$11,535	$61

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

1.	Description of Company and Operations

LyondellBasell Industries N.V. is a limited liability company (Naamloze Vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009. LyondellBasell Industries N.V. was formed to serve as the parent holding company for certain subsidiaries of LyondellBasell Industries AF S.C.A. (together with its subsidiaries, “LyondellBasell AF,” the “Predecessor Company” or the “Predecessor”) after completion of proceedings under chapter 11 (“chapter 11”) of title 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”). LyondellBasell Industries AF S.C.A. and 93 of its subsidiaries were debtors (“the Debtors”) in jointly administered bankruptcy cases (the “Bankruptcy Cases”) in the United States Bankruptcy Court in the Southern District of New York (the “Bankruptcy Court”). As of April 30, 2010 (the “Emergence Date”), LyondellBasell Industries AF S.C.A.’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. now owns and operates, directly and indirectly, substantially the same business as LyondellBasell Industries AF S.C.A. owned and operated prior to emergence from the Bankruptcy Cases, which business includes subsidiaries of LyondellBasell Industries AF S.C.A. that were not involved in the Bankruptcy Cases. LyondellBasell Industries N.V. is the successor to the combination in December 2007 of Lyondell Chemical Company (“Lyondell Chemical”) and Basell AF S.C.A. (“Basell”), which created one of the world’s largest private petrochemical companies with significant worldwide scale and leading product positions. LyondellBasell Industries AF S.C.A. is no longer part of the LyondellBasell group.

LyondellBasell Industries N.V., together with its consolidated subsidiaries (collectively “LyondellBasell N.V.,” the “Successor Company” or the “Successor”), is a worldwide manufacturer of chemicals and polymers, a refiner of crude oil, a significant producer of gasoline blending components and a developer and licensor of technologies for production of polymers. When we use the terms “LyondellBasell N.V.,” the “Successor Company,” the “Successor,” “we,” “us,” “our” or similar words, unless the context otherwise requires, we are referring to LyondellBasell N.V. after April 30, 2010. References herein to the “Company” for periods through April 30, 2010 are to the Predecessor Company, LyondellBasell AF, and for periods after the Emergence Date, to the Successor Company, LyondellBasell N.V.

LyondellBasell Industries AF S.C.A. was formed in the Grand Duchy of Luxembourg as a corporate partnership limited by shares in April 2005 by BI S.à.r.l., a Luxembourg private limited liability company, affiliated with Access Industries (“Access Industries”), which is a privately held industrial group based in the United States (“U.S.”). On July 2, 2009, Nell Limited (“Nell”), an affiliate of Access Industries and the indirect owner of 100% of the share capital of LyondellBasell AF, transferred its indirect ownership interest in LyondellBasell AF to Prochemie GmbH (“Prochemie”), a wholly owned subsidiary of ProChemie Holding Ltd. (“ProChemie Holding”). As of July 2, 2009, Nell and ProChemie Holding each owned 50% of Prochemie, which owned 100% of the share capital of LyondellBasell AF.

2.	Summary of Significant Accounting Policies

Basis of Presentation — The accompanying consolidated financial statements have been prepared from the books and records of LyondellBasell N.V. and its majority-owned subsidiaries after April 30, 2010 and LyondellBasell AF and its majority-owned subsidiaries for periods up to and including that date under accounting principles generally accepted in the U.S. (“U.S. GAAP”). All inter company transactions and balances have been eliminated in consolidation.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

The Company identified adjustments in its opening fresh start balance sheet as a result of deferred tax liabilities either omitted or included in error. These amounts in the aggregate were not material to the Predecessor period or the fresh start opening balance sheet. However, the Company has revised its consolidated financial statements for the four months ending April 30, 2010 to correct for an overstatement of goodwill and deferred income taxes with corresponding adjustments to Reorganization items and Benefit from income taxes resulting from these errors as follows:

	Predecessor
	As Previously
	Reported	Adjustment	Revised
Millions of dollars

Statement of Income
Reorganization items	$8,010	$(430)	$7,580
Income from continuing operations before income taxes	7,813	(430)	7,383
Benefit from income taxes	(693)	(430)	(1,123)
Net income	8,504	—	8,504
Statement of Cash Flows
Reorganization items	(8,010)	430	(7,580)
Deferred income taxes	(610)	(519)	(1,129)
Other*	(761)	76	(685)
Net cash used in operating activities	(936)	—	(936)

*	The adjustment for Other includes the reclassification of $9 million to Asset impairments and $4 million to Gain (loss) on sale of assets to conform to classifications at December 31, 2010.

Amounts presented in Note 4 changed as follows:

Balance Sheet
Goodwill	1,098	(314)	784
Total assets	24,312	(314)	23,998
Deferred income taxes	920	(314)	606
Total liabilities and equity	24,312	(314)	23,998

Investments in joint ventures where we exert a certain level of management control, but lack full decision making ability over all major issues, are accounted for using the equity method. Under those circumstances, the equity method is used even though our ownership percentage may exceed 50%.

The Accounting Policies of LyondellBasell N.V. in the Successor period are as follows:

Fresh Start Accounting — In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 852, Reorganizations, (“ASC 852”), we applied “fresh-start” accounting as of May 1, 2010. Fresh-start accounting requires us to initially record the assets and liabilities at their fair value based on the Company’s reorganization value. Reorganization value is the fair value of the emerged entity before considering liabilities. The Debtors’ reorganization proceedings associated with their emergence from bankruptcy resulted in a new reporting entity. Financial information presented for the Successor is on a basis different from, and is therefore not comparable to, financial information for the Predecessor. The Predecessor information in the financial statements is for periods through April 30, 2010, including the impact of plan of reorganization provisions and the adoption of fresh-start accounting. For additional information on fresh-start accounting, see Note 4.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

Revenue Recognition — Revenue from product sales is recognized at the time of transfer of title and risk of loss to the customer, which usually occurs at the time of shipment. Revenue is recognized at the time of delivery if we retain the risk of loss during shipment. For products that are shipped on a consignment basis, revenue is recognized when the customer uses the product. Costs incurred in shipping products sold are included in cost of sales. Billings to customers for shipping costs are included in sales revenue.

With respect to licensing contracts we recognize revenue on a contract-by-contract basis when we determine that we have sold our product or rendered service. For proven technologies for which we are contractually entitled to receive the vast majority of the contract value in cash at or before the date of customer acceptance, we will generally recognize revenue at the date of delivery of the process design package and the related license, provided that the undelivered items are considered inconsequential or perfunctory. Revenue for remaining perfunctory items for these contracts is recognized when the uncertainties are resolved. For contracts involving unproven process technology or post-delivery technical assistance that is not considered inconsequential or perfunctory, we recognize revenue at the date of customer acceptance up to the amount of fixed fees due at customer acceptance date. Future fixed fees for these contracts are recognized when the uncertainties are resolved. Royalties under these contracts are recognized when earned, typically based on production volumes.

Research and Development — Research and Development (“R&D”) costs are expensed when incurred. Subsidies for research and development are included in Other income. Depreciation expense related to R&D assets is included as a cost of R&D. To the extent the purchase price in a business combination is allocated to in-process research and development assets, those assets are capitalized at fair value as an intangible asset with an indefinite life. When the related R&D project is abandoned, the assets are impaired and when the related R&D project activities are completed, we make a determination of the useful lives and amortize those assets over their useful lives.

Cash and Cash Equivalents — Cash equivalents consist of highly liquid debt instruments such as certificates of deposit, commercial paper and money market accounts. Cash equivalents include instruments with maturities of three months or less when acquired. Cash equivalents are stated at cost, which approximates fair value. Cash and cash equivalents exclude restricted cash. Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

We have no requirements for compensating balances in a specific amount at a specific point in time. We maintain compensating balances for some of our banking services and products. Such balances are maintained on an average basis and are solely at our discretion.

Allowance for Doubtful Accounts — We establish provisions for doubtful accounts receivable based on our estimates of amounts that we believe are unlikely to be collected. Collectability of receivables is reviewed and the allowance for doubtful accounts is adjusted at least quarterly, based on aging of specific accounts and other available information about the associated customers. Provisions for an allowance for doubtful accounts are included in selling, general and administrative expenses.

Inventories — Inventories are carried at the lower of current market value or cost. Cost is determined using the last-in, first-out (“LIFO”) method for raw materials, work in progress (“WIP”) and finished goods, and the moving average cost method for materials and supplies.

Inventory exchange transactions, which involve fungible commodities and do not involve the payment or receipt of cash, are not accounted for as purchases and sales. Any resulting volumetric exchange balances are accounted for as inventory, with cost determined using the LIFO method.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

Property, Plant and Equipment — Property, plant and equipment was recorded at fair value at emergence and then at cost subsequently. Depreciation is computed using the straight-line method over the estimated useful asset lives, generally up to 25 years for major manufacturing equipment, 30 years for buildings, 5 to 15 years for light equipment and instrumentation, 15 years for office furniture and 3 to 5 years for information system equipment. Upon retirement or sale, we remove the cost of the asset and the related accumulated depreciation from the accounts and reflect any resulting gain or loss in the Consolidated Statements of Income. Our policy is to capitalize interest cost incurred on debt during the construction of major projects exceeding one year.

Costs of major maintenance and repairs incurred as part of turnarounds of major units at our manufacturing facilities are deferred and amortized using the straight-line method over the period until the next planned turnaround, predominantly 4 to 7 years. These costs are necessary to maintain, extend and improve the operating capacity and efficiency rates of the production units.

Long-Lived Asset Impairment — We evaluate long-lived assets, including identifiable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is probable that undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its estimated fair value.

Goodwill — We recorded goodwill upon application of fresh-start accounting (see Note 4). Goodwill is not amortized, but is tested for impairment annually during the fourth quarter, or sooner if events or changes in circumstances indicate the carrying amount may exceed fair value. Recoverability is determined by comparing the estimated fair value of a reporting unit to the carrying value, including the related goodwill, of that reporting unit. We use the present value of expected net cash flows to determine the estimated fair value of the reporting units. The impairment test requires us to make cash flow assumptions including, among other things, future margins, volumes, operating costs, capital expenditures, growth rates and discount rates. Our assumptions regarding future margins and volumes require significant judgment as actual margins and volumes have fluctuated in the past and will likely continue to do so.

Identifiable Intangible Assets — Costs to purchase and to develop software for internal use are deferred and amortized over periods of 3 to 10 years. Other intangible assets were stated at fair value at emergence and carried at cost or amortized cost subsequently. Such assets primarily consist of emission allowances, various contracts, and in-process research and development. These assets are amortized using the straight-line method over their estimated useful lives or over the term of the related agreement, if shorter.

Environmental Remediation Costs — Anticipated expenditures related to investigation and remediation of contaminated sites, which include current and former plant sites and other remediation sites, are accrued when it is probable a liability has been incurred and the amount of the liability can reasonably be estimated. Only ongoing operating and monitoring costs, the timing of which can be determined with reasonable certainty, are discounted to present value. Future legal costs associated with such matters, which generally are not estimable, are not included in these liabilities.

Legal Costs — We expense legal costs, including those incurred in connection with loss contingencies, as incurred.

Income Taxes — Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as the net tax effects of net operating loss carryforwards. Valuation allowances are provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

We recognize the financial statement effects of an uncertain income tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. We accrue for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated.

Liabilities Subject to Compromise — Pursuant to U.S. GAAP, certain pre-petition liabilities of the Debtors have been reclassified as of December 31, 2009, to long-term liabilities on the accompanying consolidated balance sheets as liabilities subject to compromise (see Note 3). Liabilities subject to compromise included the Debtors’ long-term debt that was considered undersecured and amounts that were due from the Debtors to vendors and employees for goods and services received prior to the January 6, 2009, April 24, 2009 and May 8, 2009 petition dates and include damage claims created by the Debtors’ rejection of executory contracts. The Debtors recognized claims at the probable allowed amounts. Claims for rejected contracts were recorded at the earlier of default by the Debtors under the contract or notification to the U.S. Bankruptcy Court of rejection. Liabilities subject to compromise were distinguished from pre-petition liabilities of the Debtors estimated to be fully secured, post-petition liabilities of the Debtors and liabilities of the non-Debtors for all of which the balance sheet classification was unchanged.

Stock-Based Compensation — The Company grants stock-based compensation awards that vest over a specified period or upon employees meeting certain service criteria. The fair value of equity instruments issued to employees is measured on the grant date and is recognized over the vesting period.

Non controlling interests  — Non-controlling interests primarily represent the interests of unaffiliated investors in a partnership that owns our PO/SM II plant at the Channelview, Texas complex and a subsidiary owning an equity investment in the Al-Waha Petrochemicals Ltd. joint venture.

Foreign Currency Translation — Our reporting currency for the accompanying financial statements is the U.S. dollar. We have significant operations in several countries of which functional currencies are primarily the U.S. dollar for U.S. operations and the Euro for operations in Europe.

Adjustments resulting from the process of translating foreign functional currency financial statements are included in Accumulated other comprehensive income (loss) in Stockholders’ equity. Foreign currency transaction gains and losses are included in current earnings.

Financial Instruments and Derivatives — We selectively enter into derivative transactions to manage volatility related to market risks associated with changes in commodity pricing, currency exchange rates and interest rates. We categorize assets and liabilities, measured at fair value, into one of three different levels depending on the observability of the inputs employed in the measurement. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included within Level 1 for the asset or liability, either directly or indirectly through market corroborated inputs. Level 3 inputs are unobservable inputs for the asset or liability reflecting significant modifications to observable related market data or our assumptions about pricing by market participants. For a discussion related to financial instruments and derivatives policies, see Note 17.

Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Classification — Our consolidated financial statements classify precious metals and catalysts as components of Property, plant and equipment. Catalysts and precious metals were previously reported by the

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

Predecessor as Intangible assets and Other assets, respectively. Debt issuance costs, which were previously reported as Intangible assets, net, by the Predecessor, are classified as Other assets by the Successor.

The accounting policies of LyondellBasell A.F. in the Predecessor period were the same as for the Successor period except as follows:

Inventories — Inventories are carried at the lower of current market value or cost. Cost is determined using the FIFO method, except for certain U.S. inventories for which cost is required to be determined using the LIFO method, and the average cost method for materials and supplies.

New Accounting Standards

Business Combinations — In December 2010, the FASB issued guidance related to ASC Topic 805, Business Combinations, to clarify that if a public entity presents comparative financial statements, the entity should disclose pro-forma revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This guidance also expands the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. Adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

Goodwill — In December 2010, the FASB issued guidance related to ASC Topic 350, Intangibles — Goodwill and Other, to require a company with reporting units having a carrying amount of zero or less to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. This guidance is effective for fiscal years, and interim periods within those years, beginning December 15, 2010. Early adoption is not permitted. Adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

Pension and Other Post Retirement Benefits — In September 2010, the FASB issued guidance related to ASC Topic 962, Plan Accounting — Defined Contribution Pension Plans, to clarify how loans to participants should be classified and measured by defined contribution pension benefit plans. The guidance requires that participant loans be classified as notes receivable from participants, which are segregated from plan investments and measured at their unpaid principal balance, plus any accrued but unpaid interest. This guidance is effective for fiscal years ending after December 15, 2010, and should be applied retrospectively to all prior periods presented. Early adoption is permitted. Adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

Revenue Recognition — In April 2010, the FASB issued additional guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. Under this guidance, a vendor can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. Our adoption of this amendment effective July 1, 2010 did not have a material effect on our consolidated financial statements.

In October 2009, the FASB ratified the consensus reached by its emerging issues task force to require companies to allocate revenue in multiple-element arrangements based on the estimated selling price of an element if vendor-specific or other third-party evidence of value is not available. The adoption of these changes, in January 2011, will not have a material effect on our consolidated financial statements.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

Income Taxes — In April 2010, the FASB issued additional guidance on accounting for certain tax effects of the 2010 Health Care Reforms Act. The guidance requires entities to recognize the impact of changes in tax law in continuing operations in the Consolidated Statements of Income for the period that includes the enactment date. The adoption of these changes in March 2010 did not have a material effect on the Company’s consolidated financial statements.

Fair Value Measurement — In January 2010, the FASB issued additional guidance on improving disclosures regarding fair value measurements. The guidance requires the disclosure of the amounts of, and the rationale for, significant transfers between Level 1 and Level 2 of the fair value hierarchy, as well as the rationale for transfers in or out of Level 3. We have adopted all of the amendments regarding fair value measurements except for a requirement to disclose information about purchases, sales, issuances, and settlements in the reconciliation of recurring Level 3 measurements on a gross basis. The requirement to separately disclose purchases, sales, issuances, and settlements of recurring Level 3 measurements beginning in 2011 will not have a material impact on our consolidated financial statements.

Transfer and Servicing — In June 2009, the FASB revised the requirements for accounting for transfers of financial assets. These revisions eliminate the concept of a “qualifying special-purpose entity,” change the requirements for de-recognizing financial assets, and require additional disclosures regarding transfers of financial assets, securitization transactions, and exposures to risks related to transferred financial assets. These changes were effective for the Company beginning in 2010. The adoption of these changes did not have a material effect on the Company’s consolidated financial statements.

3.	Emergence from Chapter 11 Proceedings

On April 23, 2010, the U.S. Bankruptcy Court confirmed LyondellBasell AF’s Third Amended and Restated Plan of Reorganization and the Debtors emerged from chapter 11 protection on April 30, 2010.

As a result of the emergence from chapter 11 proceedings, certain prepetition liabilities against the Debtors were discharged to the extent set forth in the Plan of Reorganization and otherwise applicable law and the Debtors were permitted to make distributions to their creditors in accordance with the terms of the Plan of Reorganization.

General unsecured non-priority claims against the Debtors were addressed through the bankruptcy process and were reported as liabilities subject to compromise and adjusted to the estimated allowed claim amount as determined through the bankruptcy process if determined to be probable and estimable. Certain of these claims were resolved and satisfied on or before the Debtors’ emergence on April 30, 2010. Except for certain specific non-priority claims, the unsecured non-priority claims were resolved as part of the Plan of Reorganization.

Under the Plan of Reorganization, the organizational structure of the Company in North America was simplified by the removal of 90 legal entities. The ultimate ownership of 49 of these entities (identified as Schedule III Debtors in the Plan) was transferred to a new owner, the Millennium Custodial Trust, a trust established for the benefit of certain creditors, and these entities are no longer part of LyondellBasell N.V. In addition, certain real properties owned by the Debtors, including the Schedule III Debtors (as defined in the Plan), were transferred to the Environmental Custodial Trust, which now owns and is responsible for these properties. Any associated liabilities of the entities transferred to and owned by the Millennium Custodial Trust are the responsibility of those entities and claims regarding those entities will be resolved solely using their assets and the assets of the trust. In total, $250 million of cash was used to fund the two trusts, including approximately $80 million to the Millennium Custodial Trust and approximately $170 million to fund the Environmental Custodial Trust and to make certain direct payments to the U.S. EPA and certain state environmental agencies.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Emergence from Chapter 11 Proceedings — (Continued)

As part of the Debtors’ emergence from chapter 11 proceedings, approximately 563.9 million shares of common stock of LyondellBasell N.V. were issued under the Plan, including 300 million shares of class A ordinary shares issued in exchange for allowed claims under the Plan of Reorganization. Approximately 263.9 million shares of LyondellBasell N.V. class B ordinary shares were issued in connection with a rights offering for gross proceeds of $2.8 billion.

Pursuant to the Plan of Reorganization, administrative and priority claims, as well as the new money debtor-in-possession (“DIP”) financing, were repaid in full. The lenders of certain DIP loans, which represented a dollar-for-dollar roll-up or conversion of previously outstanding senior secured loans (“DIP Roll-up Notes”), received new senior secured third lien notes in the same principal amount as the DIP Roll-up Notes. In accordance with the Plan of Reorganization, holders of senior secured claims received a combination of LyondellBasell N.V. class A ordinary shares; rights to purchase class B ordinary shares of LyondellBasell N.V.; LyondellBasell N.V. stock warrants; and cash. Allowed general unsecured claims received a combination of cash and class A ordinary shares of LyondellBasell N.V. pursuant to the Amended Lender Litigation Settlement approved by the U.S. Bankruptcy Court on March 11, 2010.

In conjunction with the Debtors’ emergence from chapter 11, LyondellBasell N.V., through its wholly owned subsidiary, LBI Escrow Corporation, (“LBI Escrow”) issued $3.25 billion of first priority debt, including $2.25 billion and €375 million offerings of senior secured notes in a private placement and borrowings of $500 million under a senior term loan facility. Upon emergence, LBI Escrow merged with and into Lyondell Chemical Company (“Lyondell Chemical”), which replaced LBI Escrow as the issuer of the senior secured notes and as borrower under the term loan. On April 30, 2010, Lyondell Chemical issued $3,240 million of Senior Secured 11% Notes due 2018 (the “Senior Secured 11% Notes”) in exchange for DIP Roll-up Notes incurred as part of the debtor-in-possession financing. The net proceeds from the sale of the senior secured notes, together with borrowings under the term loan, a new European securitization facility, and proceeds from the $2.8 billion rights offering, were used to repay and replace certain existing debt, including the debtor-in-possession credit facilities and an existing European securitization facility, and to make certain related payments. In addition, we entered into a new $1,750 million U.S. asset-based revolving credit facility, which can be used for advances or to issue up to $700 million of letters of credit. For additional information on the Company’s debt, see Note 15.

Liabilities Subject to Compromise — Certain prepetition liabilities subject to compromise were reported at the expected allowed amount, even if they could potentially be settled for lesser amounts in accordance with the terms of the Plan of Reorganization. The total amount to be paid by the Debtors to settle claims is fixed under the Plan of Reorganization. As a result, all of the Debtors’ liabilities subject to compromise at April 30, 2010 have been effectively resolved at the Emergence Date. As of December 31, 2010, approximately $98 million of priority and administrative claims have yet to be paid.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Emergence from Chapter 11 Proceedings — (Continued)

Liabilities subject to compromise included in the Predecessor’s balance sheet consist of the following:

	Predecessor
	April 30,	December 31,
	2010	2009
Millions of dollars

Accounts payable	$473	$602
Employee benefits	994	997
Accrued interest	295	277
Conversion fee — Interim Loan	161	161
Estimated claims	1,392	1,726
Interest rate swap obligations	218	201
Related party payable	—	82
Other accrued liabilities	102	78
Long-term debt	18,310	18,370

Total liabilities subject to compromise	$21,945	$22,494

The April 30, 2010 liabilities subject to compromise in the above table represent such liabilities immediately prior to their discharge in accordance with the Plan of Reorganization.

The Plan of Reorganization required that, upon emergence, certain liabilities previously reported as liabilities subject to compromise be retained by LyondellBasell N.V. Accordingly, on the Emergence Date, approximately $854 million of pension and other post-retirement benefit liabilities, included in employee benefits in the above table, were reclassified from liabilities subject to compromise to current or long-term liabilities, as appropriate.

Long-term debt classified as liabilities subject to compromise immediately prior to the Debtors’ emergence from bankruptcy included amounts outstanding under the Interim Loan; the Senior Secured Credit Facility, including the Term Loan A U.S. Dollar tranche, the U.S. dollar and German tranches of Term Loan B and the Revolving Credit Facility; 10.25% Debentures due 2010; 9.8% Debentures due 2020; 7.55% Debentures due 2026; the Senior Notes due 2015; 7.625% Senior Debentures due 2026; and loans from the State of Maryland and KIC Ltd.

All of the long-term debt classified in liabilities subject to compromise at April 30, 2010, except for a $6 million loan from KIC Ltd., was discharged pursuant to the Plan of Reorganization through distributions of a combination of LyondellBasell N.V. class A ordinary shares, the rights to purchase class B ordinary shares of LyondellBasell N.V. in a rights offering, warrants to purchase class A ordinary shares of LyondellBasell N.V. and cash. The loan from KIC Ltd. was transferred to the Millennium Custodial Trust under the Plan of Reorganization.

Reorganization Items — Reorganization items, including professional advisory fees and other costs directly associated with our reorganization, recognized by the Debtors since the January 6, 2009 bankruptcy are classified as Reorganization items on the Consolidated Statements of Income.

Post-emergence reorganization items are primarily related to professional fees associated with claim settlements, plan implementation and other transition costs attributable to the reorganization. Pre-emergence reorganization items include provisions and adjustments to record the carrying value of certain pre-petition liabilities at their estimated allowable claim amounts, as well as the costs incurred by non-Debtor companies as a result of the Debtors’ chapter 11 proceedings.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Emergence from Chapter 11 Proceedings — (Continued)

The Company’s charges (credits) for reorganization items, including charges recognized by the Debtors, were as follows:

	Successor	Predecessor
			For the
	May 1	January 1	Year
	through	Through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in net assets resulting from the application of fresh-start accounting	$—	$6,086	$—
Gain on discharge of liabilities subject to compromise	—	(13,617)	—
Asset write-offs and rejected contracts	—	25	679
Estimated claims	(1)	(262)	1,548
Accelerated amortization of debt issuance costs	—	—	228
Professional fees	21	172	218
Employee severance costs	(1)	—	201
Plant closures costs	—	12	53
Other	4	4	34

Total	$23	$(7,580)	$2,961

Estimated claims in the above table include adjustments made to reflect the Debtors’ estimated claims to be allowed. Such claims were classified as Liabilities subject to compromise.

4.	Fresh-Start Accounting

Effective May 1, 2010, we adopted fresh-start accounting pursuant to ASC 852. Accordingly, the basis of the assets and liabilities in LyondellBasell AF’s financial statements for periods prior to May 1, 2010 will not be comparable to the basis of the assets and liabilities in the financial statements prepared for LyondellBasell N.V. after emergence from bankruptcy.

In order to qualify for fresh-start accounting, ASC 852 requires that total post-petition liabilities and allowed claims be in excess of the reorganization value and that prepetition stockholders receive less than 50% of LyondellBasell N.V.’s common stock. Based on the estimated reorganization value and the terms of the Plan of Reorganization, the criteria of ASC 852 were met and, as a result, we applied fresh-start accounting on May 1, 2010.

In determining the range of reorganization values, we used a combination of customary valuation techniques, including, among other things:

•	The peer group trading analysis methodology, which calculates the total reorganization value of LyondellBasell N.V. by applying valuation metrics derived from an analysis of publicly traded peer companies to LyondellBasell N.V.’s estimated earnings before interest, tax, depreciation and amortization (“EBITDA”):

•	Valuation metrics consist of implied market trading multiples and are calculated by dividing the publicly traded peer company’s market capitalization by its respective EBITDA;

•	The peer group trading analysis was performed on both a consolidated and reported segment basis; and

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

•	Public peer companies were selected based on their comparability to LyondellBasell N.V.’s reportable operating segments, with those comparable companies primarily operating in the diversified commodity chemicals, refining and technology businesses.

•	Discounted cash flow valuation methodology, which calculates the reorganization value of LyondellBasell N.V. as the sum of the present value of its projected unlevered, after-tax free cash flows. The resulting reorganization valuation is representative of LyondellBasell N.V. on a cash-free, debt-free basis:

•	Financial projections beginning May 1, 2010 were estimated based on a 4-year and 8-month detailed forecast followed with a higher level 10-year forecast. These projections reflected certain economic and industry information relevant to the operating businesses of LyondellBasell N.V. and estimated cyclical trends where appropriate. Various time periods within the approximately 15-year forecast period were evaluated including the entire period itself. To the extent that such cycles are, or commodity price volatility within any cycle is, greater or smaller than estimated, the estimate of the reorganization value could vary significantly;

•	The projected cash flows associated with the projections were discounted at a range of rates that reflected the estimated range of weighted average cost of capital (“WACC”);

•	The imputed discounted cash flow value comprises the sum of (i) the present value of the projected unlevered free cash flows over the projection period; and (ii) the present value of a terminal value, which represents the estimate of value attributable to performance beyond the projection period. Cash flows and associated imputed values were calculated on both a consolidated and reportable segment basis;

•	WACCs utilized in the consolidated discounted cash flow analysis ranged from 11% to 12%. The range of WACCs utilized were developed from an analysis of the yields associated with LyondellBasell N.V.’s own debt financings and the equity costs of peer companies as well as the anticipated mix of LyondellBasell N.V.’s debt and equity;

•	A range of terminal value EBITDA multiples were selected which, where appropriate, represented estimated industry cycle average market capitalization/EBITDA multiples; and

•	Additional discounted cash flow analysis was performed for LyondellBasell N.V.’s unconsolidated joint ventures.

In April 2010 the U.S. Bankruptcy Court approved the total reorganization enterprise value on a cash-free and debt-free basis for consolidated LyondellBasell AF at approximately $14.2 billion to $16.2 billion, with a midpoint of $15.2 billion. This estimate incorporated adjustments to include the estimated reorganization value of LyondellBasell AF’s interests in unconsolidated joint ventures, and deducted the estimated book value of third party non-controlling interests in consolidated joint ventures. The Plan of Reorganization, which was confirmed and approved by the U.S. Bankruptcy Court on April 23, 2010, without objection by any third party, adopted the midpoint of $15.2 billion as the reorganization value used to calculate and settle claims.

Fresh-start accounting requires us to allocate the reorganization value approved by the U.S. Bankruptcy Court to the individual assets and liabilities based upon their estimated fair values. The determination of fair values of assets and liabilities is subject to significant estimation and assumptions. The following balance sheet information illustrates the financial effects as of May 1, 2010 of implementing the Plan of Reorganization and the adoption of fresh-start accounting. Adjustments recorded to the Predecessor balance sheet, resulting from the consummation of the Plan of Reorganization and the adoption of fresh-start accounting, are summarized below.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

CONSOLIDATED BALANCE SHEET

	Predecessor	Reorganization		Fresh Start		Successor
	LyondellBasell AF	Adjustments		Adjustments		LyondellBasell N.V.
Millions of dollars

ASSETS
Current assets:
Cash and cash equivalents	$817	$1,894	a	$—		$2,711
Accounts receivable	3,771	1		—		3,772
Inventories	3,552	—		1,297	h	4,849
Prepaid expenses and other current assets	1,098	(20)		(30)		1,048

Total current assets	9,238	1,875		1,267		12,380
Property, plant and equipment, net	14,554	—		(7,474)	i	7,080
Investments and long-term receivables:
Investments in PO joint ventures	867	—		(415)	j	452
Equity investments	1,173	—		351	k	1,524
Other investments and long-term receivables	97	—		(46)	k	51
Goodwill	—	—		784	l	784
Intangible assets, net	1,689	—		(215)	m	1,474
Other assets	340	154	b	(241)	n	253

Total assets	$27,958	$2,029		$(5,989)		$23,998

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

	Predecessor	Reorganization		Fresh Start		Successor
	LyondellBasell AF	Adjustments		Adjustments		LyondellBasell N.V.
Millions of dollars

Liabilities not subject to compromise —
Current liabilities:
Current maturities of long-term debt	$485	$(480)	c	$—		$5
Short-term debt	6,842	(6,392)	c	—		450
Accounts payable	2,351	1		—		2,352
Accrued liabilities	1,373	46	d	(18)		1,401
Deferred income taxes	162	(4)		285	o	443

Total current liabilities	11,213	(6,829)		267		4,651
Long-term debt	304	6,477	c	—		6,781
Other liabilities	1,416	808	e	(163)	p	2,061
Deferred income taxes	2,009	1,408	o	(2,811)	o	606
Commitments and contingencies
Liabilities subject to compromise	21,945	(21,945)	f	—		—
Stockholders’ equity:
Ordinary shares, €0.04 par value, 1,000 million shares authorized and 565,673,773 shares issued at May 1, 2010	—	30	g	—		30
Additional paid-in capital	—	9,815	g	—		9,815
Predecessor common stock, €124 par value, 403,226 shares authorized and issued at April 30, 2010	60	(60)		—		—
Predecessor additional paid-in capital	563	(563)		—		—
Predecessor retained earnings (deficit)	(9,452)	12,958	f	(3,506)	q	—
Predecessor accumulated other comprehensive income (loss)	(212)	(70)		282		—

Total stockholders’ equity (deficit)	(9,041)	22,110		(3,224)		9,845
Non-controlling interests	112	—		(58)	r	54

Total equity (deficit)	(8,929)	22,110		(3,282)		9,899

Total liabilities and equity (deficit)	$27,958	$2,029		$(5,989)		$23,998

Reorganization and Fresh-Start Accounting Adjustments

Reorganization

a. Cash and cash equivalents — The adjustments to Cash and cash equivalents represent net cash inflows, after giving effect to transactions pursuant to the Plan of Reorganization, including proceeds from the issuance of new notes, borrowings under the new Senior Term Loan Facility, receipt of proceeds from the rights

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

offering; payments relating to the discharge of debts and other liabilities subject to compromise; and the funding of the custodial and litigation trusts.

Millions of dollars

Sources of funds:
Senior Secured Notes due 2017, $2,250 million, 8.0%	$2,250
Senior Secured Notes due 2017, €375 million, 8.0%	497
Senior Term Loan Facility due 2016 ($5 million of discount)	495
Issuance of class B ordinary shares	2,714

5,956
Use of funds:
Debtor-in-Possession Credit Agreements —
Term Loan facility due 2010:
New Money Loans	(2,167)
ABL Facility	(985)
Settlement with unsecured creditors	(260)
DIP exit fees	(195)
Funding of Millennium and environmental custodial trusts	(270)
Deferred financing costs	(156)
Other	(29)

(4,062)

Net cash proceeds from reorganization	$1,894

b. Other assets — Changes to Other assets primarily comprise capitalized debt issuance costs resulting from the incurrence of new debt.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

c. Debt — The changes in debt are summarized below:

Millions of dollars

Current maturities of senior secured credit facility settled with class A ordinary shares —
Senior secured credit facility:
Term Loan A due 2013, Dutch tranche	$(322)
$1,000 million revolving credit facility	(163)

(485)
Current maturities — New Senior Term Loan Facility due 2016	5

$(480)

Debtor-in-Possession Credit Agreements —
Term Loan facility due 2010:
New Money Loans	$(2,167)
Roll-up Loans — Senior Secured Credit Facility	(3,240)
ABL Facility	(985)

$(6,392)

New long-term debt:
Senior Secured Notes due 2017, $2,250 million, 8.0%	$2,250
Senior Secured Notes due 2017, €375 million, 8.0%	497
Senior Term Loan Facility due 2016 ($5 million of discount)	495
Senior Secured Notes due 2018, $3,240 million, 11.0%	3,240

6,482
Less: Current maturities	(5)

Additional long-term debt	$6,477

d. Accrued liabilities — The net of payments and accruals related to the Plan of Reorganization, including the issuance of warrants to purchase class A ordinary shares with a fair value of $101 million.

e. Other liabilities — The adjustments to Other liabilities primarily reflect the Company’s agreement to continue sponsoring the pension plans previously reported as Liabilities subject to compromise.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

f. Liabilities subject to compromise — The adjustment to Liabilities subject to compromise reflects the discharge of Liabilities subject to compromise through a series of transactions involving liabilities, equity and cash. The table below summarizes the discharge of debt:

Millions of dollars

Liabilities subject to compromise	$21,945
Current maturities of senior secured credit facility settled with class A ordinary shares	485

22,430
Issuance of class A ordinary shares	(7,131)
Warrants	(101)
Assumption of pension plan liabilities	(854)
Settlement unsecured creditors	(300)
Loss of receivables from deconsolidated companies	(75)
Other	(352)

Gain on discharge of liabilities subject to compromise before tax	$13,617

Millions of dollars

Gain on discharge of liabilities subject to compromise before tax	$13,617
Provision for income taxes	(1,413)

Gain on discharge of liabilities subject to compromise after tax	12,204
Elimination of Predecessor’s retained earnings	754

Retained earnings adjustment	$12,958

g. Equity — The changes to Equity reflect LyondellBasell N.V.’s issuance of common stock.

Fresh-Start Accounting

In applying fresh-start accounting at May 1, 2010, we recorded the assets acquired and the liabilities assumed from LyondellBasell AF at fair value, except for deferred income taxes and certain liabilities associated with employee benefits, which were recorded in accordance with ASC 852 and ASC 740, respectively. The significant assumptions related to the valuations of our assets and liabilities recorded in connection with fresh-start accounting are discussed herein. All valuation inputs, with the exception of the calculation of crude oil related raw material inventories, are considered to be Level 3 inputs, as they are based on significant inputs that are not observable in the market. Crude oil related raw material inventories were valued using a combination of Level 1 and Level 2 inputs depending on the availability of publicly available quoted market prices. For additional information on Level 1, Level 2 and Level 3 inputs, see Note 2.

h. Inventory — We recorded Inventory at its fair value of $4,849 million, which was determined as follows:

•	Finished goods were valued based on the estimated selling price of finished goods on hand less costs to sell, including disposal and holding period costs, and a reasonable profit margin on the selling and disposal effort for each specific category of finished goods being evaluated;

•	Work in process was valued based on the estimated selling price once completed less total costs to complete the manufacturing process, costs to sell including disposal and holding period costs, a reasonable profit margin on the remaining manufacturing, selling, and disposal effort; and

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

•	Raw materials were valued based on current replacement cost.

Compared to amounts recorded by LyondellBasell AF, finished goods increased by $888 million, work in process increased by $65 million, raw materials increased by $313 million and other inventories increased by $31 million.

i. Property, Plant and Equipment — We recorded Property, plant and equipment, which includes land, buildings and equipment, furniture and fixtures and construction in progress, at its fair value. Fair value was based on the highest and best use of the assets. We considered and applied two approaches to determine fair value:

•	The market, sales comparison or trended cost approach was utilized for land, buildings and land improvements. This approach relies upon recent sales, offerings of similar assets or a specific inflationary adjustment to original purchase price to arrive at a probable selling price. Certain adjustments were made to reconcile differences in attributes between the comparable sales and the appraised assets.

•	The cost approach was utilized for certain assets primarily consisting of our machinery and equipment. This approach considers the amount required to construct or purchase a new asset of equal utility at current prices, with adjustments in value for physical deterioration, and functional and economic obsolescence. The machinery and equipment amounts determined under the cost approach were adjusted for functional obsolescence, which represents a loss in value due to unfavorable external conditions such as the facilities’ locality, comparative inherent technology and comparative energy efficiency. Physical deterioration is an adjustment made in the cost approach to reflect the real operating age of any individual asset. LyondellBasell N.V.’s estimated economic obsolescence is the difference between the discounted cash flows (income approach) expected to be realized from utilization of the assets as a group, compared to the initial estimate of value from the cost approach method. In the analysis, the lower of the income approach and cost approach was used to determine the fair value of machinery and equipment in each reporting segment. Where the value per reportable segment, using the income approach, exceeded the value of machinery and equipment plus separately identifiable intangible assets, goodwill was generated.

The following table summarizes the components of Property, plant and equipment, net, at April 30, 2010, and reflects the application of fresh-start accounting at May 1, 2010:

	Successor	Predecessor
	May 1,	April 30,
	2010	2010
Millions of dollars
Land	$290	$280
Manufacturing facilities and equipment	6,176	13,219
Construction in progress	614	1,055

Total property, plant and equipment, net	$7,080	$14,554

There would have been no impairment of our assets during the Predecessor period because undiscounted cash flows exceeded their carrying values.

j. Investments in Propylene Oxide (“PO”) Joint Ventures — Investments in PO Joint Ventures were valued using the techniques described above to value Property, plant and equipment. The equity ownership reflects our direct proportional share of the property, plant and equipment of the PO Joint Ventures. The fair value of the Company’s equity interests in PO Joint Ventures is $452 million.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

k. Equity Investments and Other Investments and Long-term Receivables — Our equity in the net assets of our nonconsolidated affiliates was recorded at fair value of $1,575 million determined using discounted cash flow analyses, and included the following assumptions and estimates:

•	Forecasted cash flows, which incorporate projections of sales volumes, revenues, variable costs, fixed costs, other income and costs, and capital expenditures, after considering potential changes in unconsolidated affiliates portfolio and local market conditions;

•	A terminal value calculated for investments and long-term receivables with forecasted cash flows, not limited by contractual terms or the estimated life of the main investment asset, by assuming a maintainable level of after-tax debt-free cash flow multiplied by a capitalization factor reflecting the investor’s WACC adjusted for the estimated long-term perpetual growth rate; and

•	A discount rate ranging from 11% to 15% that considered various factors, including market and country risk premiums and tax rates to determine the investor’s WACC given the assumed capital structure of comparable companies.

The aggregate fair value of equity in net assets of nonconsolidated affiliates accounted for using the equity method was $1,524 million.

l. Goodwill — We recorded Goodwill of $784 million, primarily resulting from the requirement to record the tax effect of the differences for the tax and book basis of the Company’s assets and liabilities. The reported goodwill and deferred tax liabilities reflect an adjustment of $314 million related to the overstatement of goodwill and deferred income taxes reported in previous quarterly financial statements (see Note 2). This correction has no cumulative impact on retained earnings.

m. Intangible Assets — We recorded Intangible assets at their fair values of $1,474 million. The following is a summary of the approaches used to determine the fair value of significant intangible assets:

•	We recorded the fair value of developed proprietary technology licensing and catalyst contracts of $210 million using an excess earnings methodology. Significant assumptions used in the calculation included:

•	Forecasted contractual income (fees generated) for each license technology category less directly attributable marketing as well as research and development costs;

•	Discount rates of 17% based on LyondellBasell N.V.’s WACC adjusted for perceived business risks related to the developed technologies; and

•	Economic lives estimated from 4 to 9 years.

•	We recorded the fair value of favorable utility contracts of $355 million using discounted cash flows. Significant assumptions used in this calculation included:

•	The forward price of natural gas;

•	The projected market settlement price of electricity;

•	Discount rates of 17% based on LyondellBasell N.V.’s WACC adjusted for perceived business risks; and

•	Economic lives estimated from 11 to 16 years.

•	We recorded the fair value of $132 million for in-process research and development at the cost incurred to date adjusted for the probability of future marketability.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

•	We recorded the fair value of emission allowances of $731 million. Observed market activity for emission allowance trades is primarily generated only by legislation changes. As participants react to legislation, market trades occur as companies pursue their individual lowest cost compliance strategies. Trading, in the absence of an additional significant market participant, generally ceases once compliance is attained. As such, we could not identify any objective inputs based on market activity and an avoided cost of replacement methodology was used to determine estimated fair value. The significant assumptions used in valuing emission allowances include:

•	Business demand for utilization of the allowances held;

•	Engineering and construction costs required to reduce each marginal emission denomination; and

•	Development of new technologies to aid in the cost and effectiveness of compliance.

•	In addition we recorded other intangible assets, including capitalized software and software licenses, at its fair value of $46 million.

n. Other Assets — The adjustment primarily relates to the current deferred taxes and the change in the classification of precious metals from Other assets to Property, plant and equipment.

o. Deferred Income Taxes, Current and Non-current — The application of fresh-start accounting on May 1, 2010 resulted in the remeasurement of deferred income tax liabilities associated with the revaluation of the company’s assets and liabilities pursuant to ASC 852. Deferred income taxes were recorded at amounts determined in accordance with ASC 740.

p. Other Liabilities — The adjustment in accrued liabilities is primarily a result of the revaluation of deferred revenues based on discounted net cash outflows.

q. Retained Deficit — The changes to retained deficit reflect our revaluation of the assets and liabilities of $5,598 million recorded in Reorganization items in the Consolidated Statements of Income, net of $2,092 million related tax adjustments.

r. Non-controlling Interests — We recorded the fair value of non-controlling interests which resulted in a decrease of $58 million.

5.	Business Acquisitions and Dispositions

In December 2010 LyondellBasell N.V. completed the sale of LyondellBasell Flavors & Fragrances, LLC (the “Flavor & Fragrance chemicals business”), receiving proceeds of $154 million and recognized an after-tax gain of $64 million. The Flavor & Fragrance chemicals business has manufacturing facilities at Jacksonville, Florida, and Brunswick, Georgia, and approximately 200 employees. It produces terpene-based fragrance ingredients and flavor ingredients for the oral-care, confectionery and beverage market.

The capital gain generated by the sale of the Flavor & Fragrance chemicals business was offset by capital loss and carryforwards, for which a full valuation allowance had been recorded and, as such, no tax was provided.

In September 2008, the Predecessor completed the sale of its toluene diisocyanate (“TDI”) business for net proceeds of €77 million ($113 million). The income related to the sale of the Flavor & Fragrance chemicals business and the TDI business has been classified as discontinued operations in the consolidated statements of income. The combined revenues and operating expenses of these businesses are not material.

Acquisition of Shell Oil Refinery in Berre l’Etang, France — In April 2008, LyondellBasell AF acquired the Shell oil refinery, inventory and associated infrastructure and businesses at the Berre l’Etang petrochemical complex in France (the “Berre Refinery”) for a purchase price of $927 million including a final adjustment for

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Business Acquisitions and Dispositions — (Continued)

working capital and $112 million for settlement of an accrued contingent consideration. The contingent consideration resulted from the 2005 acquisition of the remaining 50% of Société du Craqueur de l’Aubette S.A.S. (“SCA”) from its previous joint venture partner Shell Pétrochimie Méditerranée.

The refinery is a source of raw materials for, and allowed for vertical integration at, one of our core integrated European sites, which operates world-scale polypropylene and polyethylene plants, a steam cracker and a butadiene extraction unit at Berre l’Etang and a polyethylene plant at nearby Fos sur Mer. The acquisition also allows optimization opportunities with our global fuels and chemicals businesses and provides us with access to significant local logistics assets, including pipeline access, storage terminals and harbor access to the Mediterranean Sea. The refinery’s products include naphtha, VGO, liquefied petroleum gas, fuels for a variety of applications, heating oil and bitumen.

Consolidation of the refinery’s operations prospectively from April 1, 2008 added revenues of $2,750 million and a $147 million operating loss, excluding the impairment discussed below, to the 2008 results of operations.

In the fourth quarter 2008, LyondellBasell AF evaluated the long-lived assets of the Berre Refinery for impairment and recorded a $218 million charge representing the net book value of the assets acquired in April 2008.

Acquisition of Solvay Engineered Polymers — In February 2008, LyondellBasell AF acquired Solvay Engineered Polymers, Inc. (“Solvay”), a leading supplier of polypropylene compounds in North America for $134 million. The acquisition of Solvay complements our existing polymer-based composite materials and alloys business in North America.

6.	Insurance Claims

LyondellBasell AF received insurance proceeds during 2009 and 2008 of $120 million and $89 million, respectively, representing partial settlements of outstanding insurance claims related to damages sustained in 2005 at the polymers plant in Münchsmünster, Germany. These proceeds were used to finance the construction of the polyethylene plant in Münchsmünster, Germany (see Note 21). LyondellBasell AF recognized gains on involuntary conversion in 2009 and 2008 of $120 million and $79 million, respectively, all of which were included in “Other income, net,” in the Consolidated Statements of Income.

7.	Related Party Transactions

The Company has related party transactions with affiliates of our major shareholders, Access Industries (“Access”) and Apollo Management (“Apollo”), and with the Company’s joint venture partners (see Note 13).

Access — Past Access related party transactions included a management and a tax-sharing agreement.

Upon emergence, in May 2010, we entered into a tax cooperation agreement with Access. The tax cooperation agreement allows either party to provide the other with information and support in connection with tax return preparation and audits for a fee. There were no payments made or received under this agreement during 2010.

In December 2007, LyondellBasell AF also entered into a tax-sharing agreement with a subsidiary of Access entitling Access to consideration equal to 17.5% of the net operating loss carryforwards used by LyondellBasell AF entities to reduce their Dutch or French income tax liability. Payments under this agreement are limited to a maximum of $175 million. There were no payments under this agreement during 2010, 2009 and 2008. This agreement was not assumed upon the Company’s emergence from chapter 11.

In December 2007, in connection with the Lyondell Chemical acquisition, LyondellBasell AF entered into a management agreement with Access. The agreement included a periodic annual fee of $25 million.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Related Party Transactions — (Continued)

Management fees of $25 million in 2009 and 2008 are reflected as expense in Selling, general and administrative expenses. The 2009 management fee, which was not paid, was discharged pursuant to the Plan of Reorganization. This agreement was not assumed upon the Company’s emergence from chapter 11.

On December 20, 2010, one of our subsidiaries received demand letters from affiliates of Access. The Access affiliates have demanded that our subsidiary, LyondellBasell Industries Holdings B.V. (“LBIH”), indemnify them and their shareholders, members, affiliates, officers, directors, employees and other related parties for all losses, including attorney’s fees and expenses, arising out of a pending lawsuit and pay $50 million in management fees for 2009 and 2010 in addition to other unspecified amounts related to advice purportedly given in connection with financing and other strategic transactions. For additional information related to this matter, see Note 21.

Apollo — As a result of the distribution of ordinary shares of LyondellBasell N.V. common stock pursuant to the Plan of Reorganization and the issuance of ordinary shares of LyondellBasell N.V. common stock under a rights offering on the Emergence Date, we began reporting transactions between the Company and entities in which Apollo and its affiliates own interests as related party transactions. These transactions include the sales of product under a long-term contract that renews automatically each year on July 31, unless a 90 day notice of termination has been received. Other product sales are made on the spot market.

Consultant Fee — In connection with the Bankruptcy cases, LyondellBasell AF retained the services of and entered into a Bankruptcy Court-approved contractual agreement with one of its directors. The director received a $10 million success fee from the Company upon emergence from chapter 11.

Joint Venture Partners — The Company has related party transactions with its equity investees. These related party transactions include the sales and purchases of goods in the normal course of business as well as certain financing arrangements. In addition, under contractual arrangements with certain of the Company’s equity investees, we receive certain services, utilities, materials and facilities at some of our manufacturing sites and we provide certain services to our equity investees.

In December 2009, LyondellBasell N.V. advanced €10 million ($14 million) to its joint venture partner, Basell Orlen Polyolefins SP.Z.O.O. under a loan agreement that matures on December 31, 2013. The note bears interest, which is due semi-annually, at EURIBOR plus 4% through June 30, 2012 and EURIBOR plus 4.5% thereafter.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Related Party Transactions — (Continued)

Related party transactions are summarized as follows:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
The Company billed related parties for:
Sales of products —
Apollo affiliates	$235	$—	$—	$—
Joint venture partners	488	207	621	803
Shared services agreements —
Apollo affiliates	—	—	—	—
Joint venture partners	22	3	21	14
Interest —
Joint venture partners	—	—	4	18
Related parties billed the Company for:
Sales of products —
Joint venture partners	803	432	1,856	2,418
Shared services agreements —
Joint venture partners	56	28	100	111

8.	Short-term Investments

As a result of financial difficulties experienced by major financial institutions beginning in the latter part of the third quarter of 2008, LyondellBasell AF received notice that rights of redemption had been suspended with respect to a money market fund in which LyondellBasell AF invested approximately $174 million. LyondellBasell AF had been advised that additional redemptions were forthcoming, subject to LyondellBasell AF’s pro rata share of a $3.5 billion loss reserve established by the fund in February 2009. Accordingly, LyondellBasell AF recorded a provision in 2008 for an estimated loss of $5 million related to the money market fund. However, on May 5, 2009, the SEC filed an application for injunctive and other relief with The United States District Court for the Southern District of New York (“U.S. District Court”) that objected to the creation of the $3.5 billion loss reserve and instead proposed a plan to distribute the remaining assets of the money market fund on a pro rata basis to shareholders that have not been fully redeemed since September 15, 2008. A majority of the claimants agreed with the SEC’s plan and on November 25, 2009, the U.S. District Court issued an order which provided for a pro rata distribution of the remaining assets. The Company received redemptions totaling $172 million through December 31, 2010, including $12 million in 2010, $23 million in 2009 and $137 million in 2008. The 2010 redemption exceeded the $9 million carrying value. Accordingly, the Predecessor recognized a $3 million gain on redemption in January 2010.

9.	Accounts Receivable

We sell our products primarily to other industrial concerns in the petrochemicals and refining industries. We perform ongoing credit evaluations of our customers’ financial condition and, in certain circumstances, require letters of credit or corporate guarantees from them. As part of fresh-start accounting our Accounts receivable were valued at market. Our allowance for doubtful accounts at December 31, 2010, which is reflected in the Consolidated Balance Sheets as a reduction of accounts receivable, was $12 million. LyondellBasell AF’s allowance for doubtful accounts receivable totaled $109 million at December 31, 2009.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Accounts Receivable — (Continued)

Our provisions for doubtful accounts receivable, which are recorded in the Consolidated Statements of Income, were $12 million for the eight months ended December 31, 2010. LyondellBasell AF recorded provisions for doubtful accounts receivable of $7 million, $18 million, and $47 million in the four months ended April 30, 2010 and for the full years 2009 and 2008, respectively.

10.	Inventories

Inventories consisted of the following components at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Finished goods	$3,127	$2,073
Work-in-process	230	164
Raw materials and supplies	1,467	1,040

Total inventories	$4,824	$3,277

In connection with application of fresh-start accounting on May 1, 2010, we recorded inventory at its fair value of $4,849 million (see Note 4). The increase in inventory of $1,297 million was primarily in the U.S. and largely due to the price of crude oil.

We recorded non-cash charges in the Successor period totaling $365 million to adjust the value of our raw materials and finished goods inventory to market as of June 30, 2010 and September 30, 2010. These non-cash charges were the result of the decline in the per barrel benchmark price of crude oil from the Emergence Date to June 30, 2010 and lower market prices for certain products, primarily polypropylene. A non-cash credit of $323 million recorded in the fourth quarter 2010 to reflect the recovery of market price substantially offset the lower of cost or market adjustment related to our raw materials inventory.

LyondellBasell AF recorded charges of $127 million and $1,256 million in 2009 and 2008, respectively, to adjust the value of its inventory to market value, which was lower than the carrying cost at December 31, 2009 and 2008.

At December 31, 2010, approximately 87% of our inventories were valued using the LIFO method. Approximately 42% of the Predecessor inventory was valued using the LIFO method at December 31, 2009, and the remainder, excluding materials and supplies, was valued using the FIFO method. The excess of current replacement cost over LIFO cost of inventories amounted to $257 million and $801 million at December 31, 2010 and 2009, respectively. During 2010 and 2009, liquidations of LIFO inventory layers resulted in charges of $9 million and $5 million, respectively.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets

Plant, Property and Equipment — The components of Property, plant and equipment, at cost, and the related accumulated depreciation were as follows at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Land	$286	$297
Manufacturing facilities and equipment	6,752	17,665
Construction in progress	569	1,029

Total property, plant and equipment	7,607	18,991
Less accumulated depreciation	(417)	(3,839)

Property, plant and equipment, net	$7,190	$15,152

In connection with application of fresh-start accounting on May 1, 2010, we recorded Property, plant and equipment, which includes land, buildings and equipment, furniture and fixtures and construction in progress, at its fair value of $7,080 million (see Note 4).

On February 25, 2010, based on the continued impact of global economic conditions on polypropylene demand, LyondellBasell AF announced a project to cease production at, and permanently shut down, its polypropylene plant at Terni, Italy. LyondellBasell AF recognized charges of $23 million in cost of sales related to plant and other closure costs in the first quarter of 2010. In July 2010 the plant ceased production.

Following an analysis of the cash flow projections for the Berre refinery, we concluded that the capital additions in 2010 are impaired. Accordingly, we recognized a $25 million charge for impairment of the carrying value of those assets.

The full carrying value of the Berre Refinery assets was impaired in 2008 resulting in a charge of $218 million. The analysis that was conducted resulting in the impairment was triggered by a downward revision of the Company’s long range cash flow projections due to the significantly deteriorating business conditions experienced in the fourth quarter of 2008.

Capitalized interest expense related to Property, plant and equipment for the eight months ended December 31, 2010, the four months ended April 30, 2010 and for the years ended December 31, 2009 and 2008 was $2 million, $4 million, $35 million and $13 million, respectively.

Goodwill — We recorded goodwill of $784 million upon application of fresh-start accounting (see Note 4). Goodwill at December 31, 2010 reflects a $3 million effect of changes in currency exchange rates since April 30, 2010. This was the only movement in goodwill during the Successor period.

During the fourth quarter of 2008, LyondellBasell AF determined that the goodwill associated with its Refining and Oxyfuels, O&P — Americas and Intermediates and Derivatives business segments was impaired. The impairment was based on a review of the business segments performed by Management in which discounted cash flows did not support the carrying value of the goodwill due to the rapid deterioration in the global economy and the effects on LyondellBasell AF’s operations in the latter part of the fourth quarter of 2008. Accordingly, in the fourth quarter of 2008, LyondellBasell AF recorded a charge to earnings of $4,982 million, for impairment of goodwill, including $4,921 million related to the December 20, 2007 acquisition of Lyondell Chemical. In the fourth quarter of 2009, LyondellBasell AF recorded an adjustment related to prior periods which increased income from operations and net income for the three-month period

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets — (Continued)

ended December 31, 2009 by $65 million. The adjustment related to an overstatement of goodwill impairment in 2008.

Intangible Assets — In connection with application of fresh-start accounting on May 1, 2010, we recorded Intangible assets at their fair values of $1,474 million (see Note 4).

The components of identifiable intangible assets, at cost, and the related accumulated amortization were as follows at December 31:

	Successor			Predecessor
	2010			2009
		Accumulated			Accumulated
	Cost	Amortization	Net	Cost	Amortization	Net
Millions of dollars
In-process research and development costs	$132	$(3)*	$129	$—	$—	$—
Technology, patent and license costs	2	—	2	1,021	(338)	683
Emission allowances	731	(46)	685	733	(62)*	671
Various contracts	567	(74)	493	350	(118)	232
Debt issuance costs	—	—	—	598	(477)	121
Software costs	53	(2)	51	71	(6)	65
Catalyst costs	—	—	—	127	(89)	38
Other	—	—	—	111	(60)	51

Total intangible assets	$1,485	$(125)	$1,360	$3,011	$(1,150)	$1,861

*	Includes impairments discussed in the paragraphs below.

Amortization of these identifiable intangible assets for the next five years is expected to be $133 million in each of 2011, 2012, 2013 and 2014 and $126 million in 2015.

During the Successor period we recognized an impairment of $3 million related to certain in-process research and development projects which were abandoned.

During the fourth quarter 2009 LyondellBasell AF recognized a $44 million charge related to surplus highly-reactive volatile organic compound (“HRVOC”) emissions allowances. For purposes of the annual impairment test, fair value was measured based on estimates of cost to implement alternative emission reduction technology. Also in December 2009, LyondellBasell AF recognized a $9 million impairment for non-U.S. emission rights. These charges are reflected in Impairments on the Consolidated Statements of Income.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets — (Continued)

The components of Other assets were as follows at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Precious metals	$—	$90
Debt issuance costs	126	—
Company-owned life insurance	58	52
Pension assets	21	19
Deferred tax assets	41	115
Other	27	87

Total other assets	$273	$363

Depreciation and Amortization Expense — Depreciation and amortization expense is summarized as follows:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Property, plant and equipment	$413	$499	$1,515	$1,628
Investment in PO joint ventures	16	19	57	59
Emission allowances	46	—	—	—
Various contracts	81	—	—	—
Technology, patent and license costs	—	25	123	93
Software costs	2	12	21	15
Other	—	10	58	116

Total depreciation and amortization	$558	$565	$1,774	$1,911

Asset Retirement Obligations — At some sites we are contractually obligated to decommission our plants upon site exit. The Company has provided for the net present value of the estimated costs. Typically such

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets — (Continued)

costs are incurred within three years after a plant’s closure. The changes in the Company’s asset retirement obligations were as follows:

	Successor	Predecessor
	May 1	January 1	For the Year
	Through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Beginning balance	$138	$132	$108
Payments	(11)	(3)	—
Changes in estimates	(2)	(11)	—
Accretion expense	5	40	17
Effects of exchange rate changes	2	(10)	7
Divestitures	—	(2)	—
Other	—	(3)	—

Ending balance	$132	$143	$132

In connection with application of fresh-start accounting on May 1, 2010, we recorded asset retirement obligations at their fair values of $138 million.

We believe that there are asset retirement obligations associated with some of our facilities, but that the present value of those obligations is not material in the context of an indefinite expected life of the facilities. We continually review the optimal future alternatives for our facilities. Any decision to retire one or more facilities may result in an increase in the present value of such obligations.

12.	Investment in PO Joint Ventures

We, together with Bayer AG and Bayer Corporation (collectively “Bayer”), share ownership in a U.S. propylene oxide (“PO”) manufacturing joint venture (the “U.S. PO Joint Venture”) and a separate joint venture for certain related PO technology. Bayer’s ownership interest represents ownership of annual in-kind PO production of the U.S. PO Joint Venture of 1.5 billion pounds in 2010 and 2009. We take in kind the remaining PO production and all co-product (styrene monomer (“SM” or “styrene”) and tertiary butyl ether (“TBA”) production from the U.S. PO Joint Venture.

In addition, we and Bayer each have a 50% interest in a separate manufacturing joint venture (the “European PO Joint Venture”), which includes a world-scale PO/SM plant at Maasvlakte near Rotterdam, The Netherlands. We and Bayer each are entitled to 50% of the PO and SM production at the European PO Joint Venture.

We and Bayer do not share marketing or product sales under the U.S. PO Joint Venture. We operate the U.S. PO Joint Venture’s and the European PO Joint Venture’s (collectively the “PO joint ventures”) plants and arrange and coordinate the logistics of product delivery. The partners share in the cost of production and logistics based on their product offtake.

We report the cost of our product offtake as inventory and cost of sales in our consolidated financial statements. Related cash flows are reported in the operating cash flow section of the consolidated statements of cash flows. Our investment in the PO joint ventures is reduced through recognition of our share of the depreciation and amortization of the assets of the PO joint ventures, which is included in cost of sales. Other changes in the investment balance are principally due to additional capital investments in the PO joint ventures

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Investment in PO Joint Ventures — (Continued)

by us. Our contributions to the PO joint ventures are reported as “Contributions and advances to affiliates” in the Consolidated Statements of Cash Flows.

Total assets reflected in the books and records of the PO joint ventures, primarily property, plant and equipment, were $1,205 million and $1,916 million as of December 31, 2010 and 2009, respectively.

Changes in the Company’s investment in the U.S. and European PO joint ventures for 2010 and 2009 are summarized below:

	U.S. PO Joint	European PO Joint	Total PO Joint
	Venture	Venture	Ventures
Millions of dollars

Successor
Investments in PO joint ventures — May 1, 2010	$303	$149	$452
Cash contributions	1	—	1
Depreciation and amortization	(13)	(3)	(16)
Effect of exchange rate changes	—	—	—

Investments in PO joint ventures — December 31, 2010	$291	$146	$437

Predecessor
Investments in PO joint ventures — January 1, 2010	$533	$389	$922
Return of investment	—	(5)	(5)
Depreciation and amortization	(14)	(5)	(19)
Effect of exchange rate changes	—	(31)	(31)

Investments in PO joint ventures — April 30, 2010	$519	$348	$867

Investments in PO joint ventures — January 1, 2009	$562	$392	$954
Cash contributions	12	2	14
Depreciation and amortization	(41)	(16)	(57)
Effect of exchange rate changes	—	11	11

Investments in PO joint ventures — December 31, 2009	$533	$389	$922

In connection with application of fresh-start accounting on May 1, 2010, our equity interests in PO joint ventures were valued at their fair value of $452 million (see Note 4).

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Equity Investments

Direct and indirect Equity investments held by the Company are as follows:

	December 31,	December 31,
Percent of Ownership	2010	2009

Basell Orlen Polyolefins Sp. Z.o.o.	50.00%	50.00%
PolyPacific Pty. Ltd.	50.00%	50.00%
SunAllomer Ltd.	50.00%	50.00%
Saudi Polyolefins Company	25.00%	25.00%
Saudi Ethylene & Polyethylene Company Ltd.	25.00%	25.00%
Al-Waha Petrochemicals Ltd.	20.95%	20.95%
PolyMirae Co. Ltd.	42.59%	42.59%
HMC Polymers Company Ltd.	28.56%	28.56%
Indelpro S.A. de C.V.	49.00%	49.00%
Kazakhstan Petro-Chemicals Industries, Inc.	—	24.00%
Ningbo ZRCC Lyondell Chemical Co. Ltd.	26.65%	26.65%
Ningbo ZRCC Lyondell Chemical Marketing Co.	50.00%	50.00%
Nihon Oxirane Company	40.00%	40.00%
NOC Asia Ltd.	40.00%	40.00%
Geosel	27.00%	27.00%

The changes in Equity investments are as follows for the years 2010 and 2009:

	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Beginning balance	$1,524	$1,085	$1,215
Investee net income	86	84	47
Impairment recognized by investor	—	—	(228)

Income (loss) from equity investments	86	84	(181)
Dividends received	(34)	(18)	(19)
Contributions to joint venture	—	20	8
Currency exchange effects	(7)	(8)	48
Other	18	10	14

Ending balance	$1,587	$1,173	$1,085

We capitalize interest on the projects of our equity investees that are necessary for the commencement of their principal operations. During 2010 and 2009, the Company capitalized interest of $2 million and $17 million, respectively, for qualified projects of Saudi Ethylene & Polyethylene Company Ltd. and Al-Waha Petrochemicals Ltd.

The subsidiary that holds the Company’s equity interest in Saudi Al-Waha Petrochemicals Ltd has a minority shareholder, which holds 16.21% of its equity. The equity interest held by the minority shareholder can be called by the Company or can be put to the Company by the minority interest shareholder at any time

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Equity Investments — (Continued)

after May 23, 2009. The price of the call option is the nominal value of the shares (initial $18 million investment) plus accrued interest based on LIBOR plus 40 basis points, less paid dividends. The price of the put option is €1 plus the minority shareholder’s undistributed pro-rata earnings. As of December 31, 2010 and 2009, the put would have a minimal redemption amount and the call could be redeemed for $21 million and $20 million, respectively, the value of the initial investment plus accrued interest.

Summarized balance sheet information and the Company’s share of Equity investments was as follows:

	Successor		Predecessor
	December 31, 2010		December 31, 2009
		Company		Company
	100%	Share	100%	Share
Millions of dollars
Current assets	$3,793	$1,343	$2,760	$1,016
Noncurrent assets	6,849	1,998	6,887	2,172

Total assets	10,642	3,341	9,647	3,188
Current liabilities	2,923	1,016	1,881	695
Noncurrent liabilities	3,926	1,100	4,207	1,180

Net assets	$3,793	$1,225	$3,559	$1,313

Summarized income statement information and the Company’s share for the periods for which the respective equity investments were accounted for under the equity method is set forth below:

	Successor		Predecessor
	May 1		January 1
	through		through
	December 31, 2010		April 30, 2010
		Company		Company
	100%	Share	100%	Share
Millions of dollars
Revenues	$6,249	$2,248	$3,127	$989
Cost of sales	(5,622)	(2,042)	(2,699)	(869)

Gross profit	627	206	428	120
Net operating expenses	(169)	(55)	(82)	(29)

Operating income	458	151	346	91
Interest income	4	2	2	1
Interest expense	(151)	(43)	(43)	(13)
Foreign currency translation	5	(1)	83	24
Income (loss) from equity investments	(2)	(3)	3	2

Income before income taxes	314	106	391	105
Provision for income taxes	43	20	67	21

Net income	$271	$86	$324	$84

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Equity Investments — (Continued)

	Predecessor
	2009		2008
		Company		Company
	100%	Share	100%	Share
Millions of dollars

Revenues	$6,640	$2,099	$7,252	$2,609
Cost of sales	(5,973)	(1,891)	(6,532)	(2,418)

Gross profit	667	208	720	191
Net operating expenses	(169)	(71)	(423)	(106)

Operating income	498	137	297	85
Interest income	18	3	24	8
Interest expense	(202)	(61)	(62)	(26)
Foreign currency translation	(10)	(5)	(57)	(16)
Income from equity investments	4	2	23	4

Income before income taxes	308	76	225	55
Provision for income taxes	92	29	58	17

Net income	$216	$47	$167	$38

In connection with application of fresh-start accounting on May 1, 2010, we recorded equity investments at their fair value of $1,524 million (see Note 4). The carrying value of our equity investments at December 31, 2010 of $1,587 million reflects the 2010 aggregate fair value adjustment, which is different than our share of its equity investment in the underlying assets of $1,225 million. In 2009, the Company recognized pretax impairment charges totaling $228 million for impairment of the carrying value of its investments in certain joint ventures.

A joint venture of ours is in default under its financing arrangement due to a delay in the start-up of its assets and as a result of LyondellBasell AF’s voluntary filing for relief under chapter 11 of the U.S. Bankruptcy Code on April 24, 2009. The parties are currently negotiating in good faith to resolve the default and at present there is no evidence that such negotiations will not be concluded successfully or that the resolution of this matter will have a material adverse impact on our operations or liquidity.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Accrued Liabilities

Accrued liabilities consisted of the following components at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Payroll and benefits	$386	$403
Taxes other than income taxes	235	209
Interest	202	26
Product sales rebates	210	156
Warrants	215	—
Debtor-in-possession exit fees	—	195
Income taxes	99	84
Priority and administrative claims	98	—
Deferred revenues	49	36
Other	211	281

Total accrued liabilities	$1,705	$1,390

15.	Debt

Long-term loans, notes and other long-term debt due to banks and other unrelated parties consisted of the following:

	Successor	Predecessor
	December 31,	December 31,
	2010	2009
Millions of dollars
Bank credit facilities:
Senior Term Loan Facility due 2016	$5	$—
Senior secured credit facility:
Term loan A due 2013 — Dutch tranche	—	331
$1,000 million revolving credit facility	—	164
Senior Secured Notes due 2017, $2,250 million, 8.0%	2,025	—
Senior Secured Notes due 2017, €375 million, 8.0%	452	—
Senior Secured Notes due 2018, $3,240 million, 11.0%	3,240	—
Guaranteed Notes, due 2027	300	300
Other	18	7

Total	6,040	802
Less current maturities	(4)	(497)

Long-term debt	$6,036	$305

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Debt — (Continued)

Short-term loans, notes and other short-term debt due to banks and other unrelated parties consisted of the following:

	Successor	Predecessor
	December 31,	December 31,
	2010	2009
Millions of dollars
Bank credit facilities:
$1,750 million Senior Secured Asset-Based Revolving Credit Agreement	$—	$—
Debtor-in-Possession Credit Agreements:
Term Loan facility due 2010:
New Money Loans	—	2,167
Roll-up Loans — Senior Secured Credit Facility:
Term Loan A due 2013 — U.S. tranche	—	385
Term Loan A due 2013 — Dutch tranche	—	122
Term Loan B due 2014 — U.S. tranche	—	2,012
Term Loan B due 2014 — German tranche	—	465
Revolving Credit Facility — U.S. tranche	—	202
Revolving Credit Facility — Dutch tranche	—	54
ABL Facility	—	325
Receivables securitization program	—	377
Accounts receivable factoring facility	—	24
Financial payables to equity investees	11	12
Other	31	37

Total short-term debt	$42	$6,182

Aggregate maturities of debt during the next five years are $46 million in 2011, $10 million in 2012, $1 million in each of the years 2013 and 2015, and $6,024 million thereafter

On April 30, 2010, in accordance with provisions in the Plan of Reorganization, payments totaling $2,362 million were made to repay, in full, $2,167 million outstanding under the DIP Term Loan Facility and a related $195 million exit fee. The outstanding amount of $985 million under the DIP ABL Facility was also repaid on April 30, 2010. In addition, $18,310 million of debt classified as liabilities subject to compromise was discharged pursuant to the Plan of Reorganization (see Note 4).

Senior Secured 8% Notes — On April 8, 2010, LBI Escrow issued $2,250 million of 8% senior secured notes due 2017 and €375 million of senior secured notes due 2017, (collectively, the “Senior Secured 8% Notes”). We paid fees of $62 million related to the issuance of these facilities. On April 30, 2010, Lyondell Chemical was merged with and replaced LBI Escrow as issuer of the Senior Secured 8% Notes and borrower under the Senior Term Loan Facility.

The Senior Secured 8% Notes are jointly and severally, and fully and unconditionally guaranteed by LyondellBasell N.V. and, subject to certain exceptions, each existing and future wholly owned U.S. restricted subsidiary of LyondellBasell N.V. (other than Lyondell Chemical, as issuer), other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary (the “Subsidiary Guarantors” and, together with LyondellBasell N.V., the “Guarantors”).

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Debt — (Continued)

The Senior Secured 8% Notes rank equally in right of payment with all existing and future senior debt of Lyondell Chemical and the Guarantors; the notes and guarantees rank junior to obligations of our subsidiaries that do not guarantee the Senior Secured 8% Notes.

The Senior Secured 8% Notes and guarantees are secured by:

•	a first priority lien on substantially all of Lyondell Chemical’s and the Subsidiary Guarantors’ existing and future property and assets other than the assets securing the U.S. ABL Facility;

•	a first priority lien on the capital stock of Lyondell Chemical and all Subsidiary Guarantors (other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary);

•	a first priority lien on 65% of the capital stock and 100% of the non-voting capital stock of the first-tier non-U.S. subsidiaries of Lyondell Chemical or of LyondellBasell N.V.;

•	a second priority lien on the accounts receivables, inventory, related contracts and other rights and assets related to the foregoing and proceeds thereof that secure the U.S. ABL Facility on a first priority basis;

•	subject, in each case, to certain exceptions permitted liens and releases under certain circumstances.

The Senior Secured 8% Notes are redeemable by Lyondell Chemical (i) prior to maturity at specified redemption premium percentages according to the date the notes are redeemed or (ii) from time to time at a redemption price of 100% of such principal amount plus generally applicable premium as calculated pursuant to a formula.

In addition, Lyondell Chemical has the option to redeem up to 10% of the outstanding Senior Secured 8% Notes annually prior to May 1, 2013 at a redemption price equal to 103% of such notes’ principal amount. Also prior to May 1, 2013, Lyondell Chemical has the option to redeem up to 35% of the original aggregate principal amount of the Senior Secured 8% Notes (plus any additional notes), generally at a redemption price of 108% of such principal amount, with the net proceeds of one or more equity offerings, provided that (i) at least 50% of the original aggregate principal amount remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the closing of the equity offering. The value of this embedded derivative is nominal.

The Senior Secured 8% Notes are redeemable at par after May 1, 2016 and contain covenants, subject to certain exceptions, that restrict, among other things, debt and lien incurrence; investments; certain restricted payments; sales of assets and mergers; and affiliate transactions.

Several of the restrictive covenants would be suspended if we receive an investment grade rating from two rating agencies. The Senior Secured 8% Notes are not subject to the maintenance of any specific financial covenant.

In December 2010 we redeemed $225 million of 8.0% Senior Secured dollar notes and €37.5 million ($50 million) of 8.0% Senior Secured Euro notes maturing in 2017, pursuant to the terms of the indenture representing repayment of 10% of the outstanding bonds. Interest expense in the 2010 Successor period reflects the effect of prepayment premiums of $7 million and $1 million, respectively, paid in connection with the repayment of the 8% Senior Secured dollar notes and 8% Senior Secured Euro notes.

Senior Secured 11% Notes — Consistent with the terms of the Plan of Reorganization, on the Emergence Date, Lyondell Chemical issued Senior Secured 11% Notes under an indenture of approximately $3,240 million, replacing the DIP Roll-up Notes issued as part of the DIP Term Loan Facility in January 2009.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Debt — (Continued)

The Senior Secured 11% Notes are guaranteed by the same Guarantors that support the Senior Secured 8% Notes, the Senior Term Loan Facility and the U.S. ABL Facility. The Senior Secured 11% Notes are secured by the same security package as the Senior Secured 8% Notes, the Senior Term Loan Facility and the U.S. ABL Facility on a third priority basis and bear interest at a rate equal to 11%.

The Senior Secured 11% Notes are redeemable by Lyondell Chemical (i) at par on or after May 1, 2013 and (ii) from time to time at a redemption price of 100% of such principal amount plus generally applicable premium as calculated pursuant to a formula.

In addition, Lyondell Chemical has the option to redeem up to 35% of the original aggregate principal amount of the Senior Secured 11% Notes (plus any additional notes), generally at a redemption price of 111% of such principal amount, with the net proceeds of one or more equity offerings, provided that (i) at least 50% of the original aggregate principal amount remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the closing of the equity offering. The value of this embedded derivative is nominal. The exercise of this option is subject to certain limitations under the Senior Term Loan Facility.

Registration Rights Agreement — In connection with the issuance of the Senior Secured 8% Notes and the Senior Secured 11% Notes (collectively, the “Senior Secured Notes”), we entered into registration rights agreements that require us to exchange the Senior Secured Notes for notes with substantially identical terms as the Senior Secured Notes except the new notes will be registered with the SEC under the Securities Act of 1933, as amended, and will therefore be free of any transfer restrictions. The registration rights agreement requires a registration statement for the exchange to be effective with the SEC by April 30, 2011 and the exchange to be consummated within 45 days thereafter. If we do not meet these deadlines, the interest rate on the Senior Secured Notes will be increased by 0.25% per annum for the 90-day period following April 30, 2011 and will increase by an additional 0.25% for each subsequent 90-day period that the registration and exchange are not completed, up to a maximum of 1.00% per annum.

Senior Term Loan Facility — On April 8, 2010, LBI Escrow borrowed $500 million under a new six-year, $500 million senior term loan facility (the “Senior Term Loan Facility”) and received proceeds, net of discount, of $495 million. We paid fees of $10 million related to the issuance of this facility.

Borrowings under the Senior Term Loan Facility will bear interest at either (a) a LIBOR rate adjusted for certain additional costs or (b) a base rate determined by reference to the highest of the administrative agent’s prime rate, the federal funds effective rate plus 0.5%, or one-month LIBOR plus 1.0% (the “Base Rate”), in each case plus an applicable margin.

The Senior Term Loan Facility is guaranteed, jointly and severally, and fully and unconditionally, on a senior secured basis, initially by the Guarantors. Subject to permitted liens and other exceptions, Lyondell Chemical’s obligations and guarantees will be secured on a pari passu basis with the Senior Secured Notes by first priority security interests in the collateral securing the Senior Secured Notes and by a second priority security interest in the collateral securing the U.S. ABL Facility described below.

The Senior Term Loan Facility contains covenants that are substantially similar to the Senior Secured Notes. The Senior Term Loan Facility is not subject to the maintenance of any specific financial covenant.

During the Successor period, we made payments under the Senior Term Loan Facility totaling $495 million, including a $1 million mandatory quarterly amortization payment in September 2010 and $494 million in December 2010. The payment in December 2010 satisfied all future amortization payments under the loan.

U.S. ABL Facility — On April 8, 2010, Lyondell Chemical completed the financing of a new four-year, $1,750 million U.S. asset-based facility (“U.S. ABL Facility”), which may be used for advances or to issue up to $700 million of letters of credit. Lyondell Chemical paid fees of $70 million related to the completion of

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Debt — (Continued)

this financing. Borrowings under the U.S. ABL Facility bear interest at the Base Rate or LIBOR, plus an applicable margin, and the lenders are paid a commitment fee on the average daily unused commitments.

At December 31, 2010, there were no borrowings outstanding under the U.S. ABL facility and outstanding letters of credit totaled $370 million. Pursuant to the U.S. ABL facility, Lyondell Chemical could, subject to a borrowing base, borrow up to $1,380 million. The borrowing base is determined using formulae applied to accounts receivable and inventory balances, and is reduced to the extent of outstanding letters of credit under the facility. Advances under this new facility are available to our subsidiaries, Lyondell Chemical, Equistar Chemicals LP (“Equistar”), Houston Refining LP, or LyondellBasell Acetyls LLC.

Obligations under the U.S. ABL Facility are guaranteed jointly and severally, and fully and unconditionally, on a senior secured basis, by the Guarantors (except, in the case of any Guarantor that is a borrower under the facility, to the extent of its own obligations in its capacity as a borrower). The borrowers’ obligations under the U.S. ABL Facility and the related guarantees are secured by (i) a first priority lien on all present and after-acquired inventory, accounts receivable, related contracts and other rights, deposit accounts into which proceeds of the foregoing are credited, and books and records related thereto, together with all proceeds of the foregoing, in each case to the extent of the rights, title and interest therein of any ABL borrowers and (ii) a second priority lien on the Senior Secured Notes and Senior Term Loan Facility collateral.

Mandatory prepayments of the loans under the U.S. ABL Facility will be made from net cash proceeds from certain sales of collateral securing the facility and insurance and condemnation awards involving the facility.

The U.S. ABL Facility contains covenants that are substantially similar to the Senior Secured Notes.

In addition, during the first two years, in the event (i) excess availability under the U.S. ABL Facility falls below $300 million for five consecutive business days or below $250 million on any business day, or (ii) total liquidity falls below $550 million for five consecutive business days or below $500 million on any business day, we are required to comply with a minimum fixed charge coverage ratio of not less than 1.00 to 1.00, measured quarterly. Following the second anniversary of the effective date, in the event (i) excess availability under the U.S. ABL Facility falls below $400 million for five consecutive business days or below $325 million on any business day, or (ii) total liquidity falls below $650 million for five consecutive business days or below $575 million on any business day, we are also required to meet the minimum fixed charge coverage ratio. The fixed charge coverage ratio is defined in the facility, generally, as the ratio of earnings before interest, taxes, depreciation and amortization less capital expenditures to consolidated interest expense, plus dividends on preferred or other preferential stock, adjusted for relevant taxes, and scheduled repayments of debt. The availability under the U.S. ABL Facility was $1,380 million as of December 31, 2010.

Guaranteed Notes due 2027 — We have outstanding fixed interest rate Guaranteed Notes of $300 million with a maturity date of March 15, 2027. The interest rate is 8.1% and the interest payment dates are September 15 and March 15.

The Guaranteed Notes are guaranteed by LyondellBasell Industries Holdings B.V., a subsidiary of LyondellBasell N.V. The 2027 Guaranteed Notes provide certain restrictions with respect to the level of maximum debt that can be incurred and security that can be granted by the operating companies in Italy and The Netherlands that are direct or indirect wholly owned subsidiaries of LyondellBasell Industries Holdings B.V.

The 2027 Notes contain customary provisions for default, including, among others, the non-payment of principal and interest on the 2027 Notes, certain failures to perform or observe any other obligation under the 2027 Agreement on the 2027 Notes, the occurrence of certain defaults under other indebtedness, failure to pay certain indebtedness and the insolvency or bankruptcy of certain LyondellBasell N.V. subsidiaries.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Debt — (Continued)

Receivables securitization programs — On December 20, 2007, in connection with the acquisition of Lyondell Chemical, certain U.S. subsidiaries entered into a $1,150 million accounts receivable securitization facility to sell, through a wholly owned, bankruptcy-remote subsidiary, on an ongoing basis and without recourse, interests in a pool of U.S. accounts receivable to financial institutions participating in the facility.

The amount of outstanding receivables sold under the new facility was $503 million as of December 31, 2008. On January 9, 2009, as a result of the filing for relief under chapter 11 of the U.S. Bankruptcy Code, the $1,150 million accounts receivable sales facility was terminated and repaid in full, using $503 million of the initial proceeds of the DIP Financing.

The Company had an accounts receivable securitization program under which it could receive funding of up to €450 million against eligible receivables of certain European subsidiaries. This facility was refinanced, in full, on May 4, 2010 and replaced with a new three-year European securitization facility. Transfers of accounts receivable under this program do not qualify as sales; therefore, the transferred accounts receivable and the proceeds received through such transfers are included in Trade receivables, net, and Short-term debt in the Consolidated Balance Sheets. In October 2010, the amounts outstanding under the receivable securitization program were repaid. The lenders will receive a commitment fee on the unused commitments.

Accounts Receivable Factoring Facility — On October 8, 2009, the Company entered into an accounts receivable factoring facility for up to €100 million. The factoring facility was for an indefinite period, non-recourse, unsecured and terminable by either party subject to notice. In November 2010, the facility was paid in full and terminated.

Other — In the eight months ended December 31, 2010, and in the four months ended April 30, 2010, amortization of debt premiums and debt issuance costs resulted in amortization expense of $23 million and $307 million, respectively, that was included in interest expense in the Consolidated Statements of Income. For the years ended December 31, 2009 and 2008, such amortization was $499 million and $513 million, respectively, including adjustments to fair values included in accounting for the acquisition of Lyondell Chemical, and debt issuance costs.

In 2009, in conjunction with the reclassification of debt to “Liabilities Subject to Compromise,” LyondellBasell AF wrote off the associated unamortized debt issuance costs of $228 million, which are reflected in “Reorganization items” in the Consolidated Statements of Income.

Contractual interest for the Debtors was $914 million for the four-months ended April 30, 2010; and $2,720 million for the year ended December 31, 2009.

Our 2010 weighted average interest rate on outstanding short-term debt was 5% and 9.2% in the 2010 Successor and Predecessor periods, respectively, and 8.8% in 2009.

16.	Lease Commitments

We lease office facilities, railcars, vehicles, and other equipment under long-term operating leases. Some leases contain renewal provisions, purchase options and escalation clauses. Additionally, we have entered into a long-term agreement with an information technology service provider that is cancellable by us with a six-month notice period and payment of a cancellation fee. This agreement is classified as an operating lease.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Lease Commitments — (Continued)

The aggregate future estimated payments under these commitments are:

Millions of dollars

2011	$278
2012	232
2013	211
2014	185
2015	152
Thereafter	629

Total minimum lease payments	$1,687

Rental expense for the years ended December 31, 2010, 2009 and 2008 was $276 million, $315 million and $556 million, respectively.

17.	Financial Instruments and Derivatives

Cash Concentration — Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

Market Risks — We are exposed to market risks, such as changes in commodity pricing, currency exchange rates and interest rates. To manage the volatility related to these exposures, we selectively enter into derivative transactions pursuant to our policies. Designation of the derivatives as fair-value or cash-flow hedges is performed on a specific exposure basis. Hedge accounting may or may not be elected with respect to certain short-term exposures. The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the fair value or cash flows of the underlying exposures being hedged.

Commodity Prices — We are exposed to commodity price volatility related to anticipated purchases of natural gas, crude oil and other raw materials and sales of our products. We selectively use commodity swap, option, and futures contracts with various terms to manage the volatility related to these risks. Such contracts are generally limited to durations of one year or less. Cash-flow hedge accounting may be elected for these derivative transactions. In cases, when the duration of a derivative is short, hedge accounting generally would not be elected. When hedge accounting is not elected, the changes in fair value of these instruments will be recorded in earnings. When hedge accounting is elected, gains and losses on these instruments will be deferred in accumulated other comprehensive income (“AOCI”), to the extent that the hedge remains effective, until the underlying transaction is recognized in earnings.

The Company entered into futures contracts with respect to sales of gasoline and heating oil. These futures transactions were not designated as hedges, and the changes in the fair value of the futures contracts were recognized in earnings. In the eight months ended December 31, 2010, we settled futures positions for gasoline and heating oil of 355 million gallons and 349 million gallons, respectively, resulting in net gains of $3 million and $8 million, respectively. At December 31, 2010, futures contracts for 28 million gallons of gasoline and heating oil in the notional amount of $70 million, maturing in February 2011, were outstanding. The fair values, based on quoted market prices, resulted in a net payable of $1 million at December 31, 2010.

In addition, we settled futures positions for crude oil of 6 million barrels in during the eight months ended December 31, 2010, resulting in net gains of $3 million. These futures transactions were not designated as hedges.

We also entered into futures contracts during the eight months ended December 31, 2010 with respect to purchases of crude oil and sales of gasoline. These futures transactions were not designated as hedges. We settled futures positions for gasoline of 1 million barrels in the eight months ended December 31, 2010,

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

resulting in a net gain of $5 million. We settled futures positions for crude oil of 1 million barrels in the eight months ended December 31, 2010, resulting in a net loss of $7 million.

Foreign Currency Rates — We have significant operations in several countries of which functional currencies are primarily the U.S. dollar for U.S. operations and the Euro for operations in Europe. We enter into transactions denominated in other than our functional currency and the functional currencies of our subsidiaries and are, therefore, exposed to foreign currency risk on receivables and payables. We maintain risk management control systems intended to monitor foreign currency risk attributable to both the outstanding foreign currency balances and future commitments. The risk management control systems involve the centralization of foreign currency exposure management, the offsetting of exposures and the estimating of expected impacts of changes in foreign currency rates on our earnings. We enter into foreign currency forward contracts to reduce the effects of our net currency exchange exposures. At December 31, 2010, foreign currency forward contracts in the notional amount of $93 million, maturing in January and February 2011, were outstanding. The fair value, based on quoted market exchange rates, resulted in a net payable of $1 million at December 31, 2010.

For forward contracts that economically hedge recognized monetary assets and liabilities in foreign currencies, no hedge accounting is applied. Changes in the fair value of foreign currency forward contracts are reported in the Consolidated Statements of Income and offset the currency exchange results recognized on the assets and liabilities.

Foreign Currency Gain (Loss) — Other income, net, in the Consolidated Statements of Income reflected a gain of $18 million for the eight months ended December 31, 2010; losses of $258 million for the four months ended April 30, 2010; and gains of $123 million and $20 million, for the years ended December 31, 2009 and 2008, respectively, related to changes in currency exchange rates.

Interest Rates — Pursuant to the provisions of the Plan of Reorganization, $201 million in liabilities associated with interest rate swaps designated as cash-flow hedges in the notional amount of $2,350 million were discharged on April 30, 2010. The Predecessor Company discontinued accounting for the interest rate swap as a hedge and, in April 2010, $153 million of unamortized loss was released from AOCI and recognized in Interest expense on the Consolidated Statements of Income.

Warrants — As of December 31, 2010, LyondellBasell N.V. has warrants to purchase 11,508,104 ordinary shares at an exercise price of $15.90 per ordinary share issued and outstanding. The warrants have anti-dilution protection for in-kind stock dividends, stock splits, stock combinations and similar transactions and may be exercised at any time during the period from April 30, 2010 to the close of business on April 30, 2017. Upon an affiliate change of control, the holders of the warrants may put the warrants to LyondellBasell N.V. at a price equal to, as applicable, the in-the-money value of the warrants or the Black-Scholes value of the warrants.

The fair value of each warrant granted is estimated based on quoted market price as of December 31, 2010. A Black-Scholes option-pricing model was used to estimate the fair value of the warrants at April 30, 2010; therefore, the $84 million fair value as of June 30, 2010 has been transferred from Level 3 to Level 1 in the reconciliation of the beginning and ending balances of Level 1, Level 2 and Level 3 inputs, below.

The fair values of the warrants were determined to be $215 million and $101 million at December 31, 2010 and at April 30, 2010, respectively.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

The following table summarizes financial instruments outstanding as of December 31, 2010 and 2009 that are measured at fair value on a recurring basis and the bases used to determine their fair value in the consolidated balance sheets.

			Quoted Prices
			in Active	Significant
			Markets for	Other	Significant
			Identical	Observable	Unobservable
	Notional		Assets	Inputs	Inputs
	Amount	Total	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Successor
December 31, 2010:
Liabilities at fair value:
Derivatives:
Gasoline and heating oil	$70	$1	$—	$1	$—
Warrants	183	215	215	—	—
Foreign currency	93	1	—	1	—

	$346	$217	$215	$2	$—

Predecessor
December 31, 2009:
Liabilities at fair value:
Derivatives:
Gasoline, heating oil and crude oil	$38	$2	$—	$2	$—
Foreign currency	234	20	—	20	—

	$272	$22	$—	$22	$—

The fair value of all non-derivative financial instruments included in current assets, including cash and cash equivalents and accounts receivable, and accounts payable, approximated the applicable carrying value due to the short maturity of those instruments.

The following table provides the fair value of derivative instruments and their balance sheet classifications at December 31, 2010:

		Successor	Predecessor
	Balance Sheet	December 31,	December 31,
	Classification	2010	2009
Millions of dollars
Fair Value of Derivative Instruments Liability Derivatives
Not designated as hedges:
Warrants	Accrued liabilities	$215	$—
Foreign currency	Accrued liabilities	1	20
Commodities	Accrued liabilities	1	2

		$217	$22

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

The following table summarizes the pretax effect of derivative instruments charged directly to income:

	Effect of Financial Instruments
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Successor
For the period May 1 through December 31, 2010:
Derivatives not designated as hedges:
Warrants	$—	$—	$(114)	Other income (expense), net
Commodities	—	—	11	Cost of sales
Foreign currency	—	—	(2)	Other income (expense), net

	$—	$—	$(105)

Predecessor
For the period January 1 through April 30, 2010:
Derivatives designated as cash-flow hedges:
Interest rate	$—	$(17)	$—	Interest Expense

Derivatives not designated as hedges:
Commodities	—	—	6	Cost of sales
Foreign currency	—	—	8	Other income (expense), net

	—	—	14

	$—	$(17)	$14

Non-derivatives designated as hedges of foreign currency:
Net foreign investment —
8.1% Guaranteed Notes due 2027	$(24)	$—	$—
8.375% Senior Notes due 2015	(20)	—	—

	$(44)	$—	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

	Effect of Financial Instruments
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Predecessor
For the year ended December 31, 2009:
Derivatives designated as cash-flow hedges:
Commodities	$—	$50	$—	Cost of sales
Cross-currency interest rate	23	23	—	Other income (expense), net
Interest rate	(5)	(31)	—	Interest expense

	18	42	—

Derivatives not designated as hedges:
Commodities	—	—	36	Cost of sales
Foreign currency	—	—	(15)	Other income (expense), net
Stock option plans	—	—	(3)	Other income (expense), net

	—	—	18

	$18	$42	$18

Non-derivatives designated as hedges of foreign currency:
Net foreign investment —
8.1% Guaranteed Notes due 2027	$9	$—	$—
8.375% Senior Notes due 2015	8	—	—

	$17	$—	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

	Effect of Financial Instruments
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Predecessor
For the year ended December 31, 2008:
Derivatives designated as cash-flow hedges:
Commodities	$112	$62	$—	Cost of sales
Cross-currency interest rate	22	(22)	—	Other income (expense), net
Interest rate	(241)	—	35	Interest expense

	(107)	40	35

Derivatives not designated as hedges:
Commodities	—	—	9	Cost of sales
Foreign currency	—	—	74	Other income (expense), net
Stock option plans	—	—	(5)	Other income (expense), net

	—	—	78

	$(107)	$40	$113

Non-derivatives designated as hedges of foreign currency:
Net foreign investment —
8.1% Guaranteed Notes due 2027	$(13)	$—	$—
Dutch tranche A term loan	(19)	—	—
8.375% Senior Notes due 2015	(11)	—	—

	$(43)	$—	$—

The carrying value and the estimated fair value of the Company’s non-derivative financial instruments are shown in the table below:

	Successor		Predecessor
	December 31, 2010		December 31, 2009
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Millions of dollars
Short and long-term debt, including current maturities and debt classified as liabilities subject to compromise	$6,079	$6,819	$25,354	$13,986

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

The following table summarizes the bases used to measure certain liabilities at fair value on a recurring basis, which are recorded at historical cost or amortized cost, in the consolidated balance sheet:

		Fair Value Measurement
			Quoted prices
	Successor		in active	Significant
	Carrying		markets for	other	Significant
	Value	Fair Value	identical	observable	unobservable
	December 31,	December 31,	assets	inputs	inputs
	2010	2010	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Short and long-term debt, including current maturities	$6,079	$6,819	$—	$6,774	$45

The following table is a reconciliation of the beginning and ending balances of Level 1, Level 2 and Level 3 inputs:

	Fair Value	Fair Value
	Measurement	Measurement	Fair Value
	Using Quoted	Using	Measurement
	prices in active	Significant	Using
	markets for	Other	Significant
	identical assets	Observable	Unobservable
	(Level 1)	Inputs (Level 2)	Inputs (Level 3)
Millions of dollars

Debt and warrants
Balance at May 1, 2010	$—	$6,766	$558
Purchases, sales, issuances, and settlements (net)	—	(770)	(414)
Transfers in and/or out of Level 3	84	—	(84)
Total gains or losses (realized/unrealized)	131	778	(15)

Balance at December 31, 2010	$215	$6,774	$45

For liabilities classified as Level 1, the fair value is measured using quoted prices in active markets. The total fair value is either the price of the most recent trade at the time of the market close or the official close price, as defined by the exchange in which the asset is most actively traded on the last trading day of the period, multiplied by the number of units held without consideration of transaction costs. For liabilities classified as Level 2, fair value is based on the price a market participant would pay for the security, adjusted for the terms specific to that asset and liability. Broker quotes were obtained from well established and recognized vendors of market data for debt valuations. The inputs for liabilities classified as Level 3 reflect our assessment of the assumptions that a market participant would use in determining the price of the asset or liability, including our liquidity risk at December 31, 2010.

The fair values of Level 3 instruments are determined using pricing data similar to that used in Level 2 financial instruments described above, and reflect adjustments for less liquid markets or longer contractual terms. For these Level 3 financial instruments, pricing data obtained from third party pricing sources is adjusted for the liquidity of the underlying over the contractual terms to develop an estimated price that market participants would use. Our valuation of these instruments considers specific contractual terms, present value concepts and other internal assumptions related to (i) contract maturities that extend beyond the periods in which quoted market prices are available; (ii) the uniqueness of the contract terms; and (iii) our creditworthiness or that of our counterparties (adjusted for collateral related to our asset positions). Based on our calculations, we expect that a significant portion of other debts will react in a generally proportionate

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

manner to changes in the benchmark interest rate. Accordingly, these financial instruments are fair valued at par and are classified as Level 3.

18.	Pension and Other Postretirement Benefits

We have defined benefit pension plans which cover employees in the U.S. and various non-U.S. countries. We also sponsor postretirement benefit plans other than pensions that provide medical benefits to our U.S. and Canadian employees. In addition, we provide other post employment benefits such as early retirement and deferred compensation severance benefits to employees of certain non-U.S. countries. We use a measurement date of December 31 for all of our benefit plans.

Employees in the U.S. are eligible to participate in defined contribution plans (Employee Savings Plans) by contributing a portion of their compensation. We match a part of the employees’ contributions.

Pensions — Substantially all of our employees in Germany are covered under several defined benefit pension plans, which provide for benefits based on years of service and average rates of pay. Up to a certain salary level, the benefit obligations regarding the majority of the German employees are covered by contributions of the Company and the employees to the Pensionskasse der BASF VVaG. In 2010, our contributions into this plan were $7 million. In addition, we offer an unfunded supplementary plan for employees earning in excess of the local social security limits. For certain employees we offer an unfunded pension plan.

For 2010 the actual return on plan assets for the U.S. and non-U.S. was 15.6% and 8.4%, respectively.

Under the Plan of Reorganization, except with respect to the Supplemental Executive Retirement Plan, all benefit plans and collective bargaining agreements remained in force subsequent to the Debtors’ emergence from chapter 11 proceedings. Accordingly, approximately $854 million of pension and other post-retirement benefit liabilities were reclassified from liabilities subject to compromise to current or long-term liabilities, as appropriate, upon emergence from bankruptcy (see Note 4).

The U.S. bankruptcy court approved the termination of the U.S. Supplemental Executive Retirement Plans as of January 6, 2009. The termination of these plans resulted in a gain of $4 million. Due to the bankruptcy no benefits were paid as a result of the plan termination. The beneficiaries of these plans had outstanding claims of $48 million, $8 million of which is related to non-U.S. employees, filed with the bankruptcy court. The liability balance for these claims was discharged pursuant to the Plan of Reorganization (see Note 4).

In 2010, the settlement gain of $15 million in the U.S. plans reflected payments of lump sum benefits in the Pension Plans for Eligible Hourly Non-Represented Employees of Equistar Chemicals, LP and Houston Refining LP Retirement Plan for Eligible Hourly Non-Represented Employees. In 2009, the settlement gain of $11 million in the U.S. plans reflected payments of lump sum benefits in the Pension Plan for Eligible Hourly Represented Employees of Equistar Chemicals, LP and the Houston Refining LP Retirement Plan for Represented Employees.

The accounting for a reduction in expected years of future service due to the headcount reduction program resulted in a $5 million curtailment charge in 2009 related to the U.S. plans: LyondellBasell Retirement Plan, Equistar Chemicals, LP Retirement Plan, and Basell Retirement Income Plan.

Divestitures — In December 2010, we sold our Flavor and Fragrance chemicals business. The plan and related obligations covering the retired employees of the business were retained by LyondellBasell N.V. As a result of this divestiture, the accumulated benefit obligation related to the plan decreased by approximately $4 million, resulting in a curtailment. The gain associated with the curtailment was not recognized in 2010 since it does not exceed the unrecognized net loss existing under the plan.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The following table provides a reconciliation of projected benefit obligations, plan assets and the funded status of our U.S. and non-U.S. defined benefit pension plans:

	U.S. Plans
	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$1,730	$1,747	$1,595
Service cost	29	14	50
Interest cost	62	31	90
Actuarial loss (gain)	113	—	113
Plan amendments	—	—	(10)
Benefits paid	(86)	(22)	(60)
Settlement	(15)	—	(39)
Curtailment	1	—	8

Benefit obligation, end of period	1,834	1,770	1,747

Change in plan assets:
Fair value of plan assets, beginning of period	1,194	1,152	1,036
Actual return on plan assets	95	55	215
Company contributions	22	9	—
Benefits paid	(86)	(22)	(60)
Settlement	(15)	—	(39)

Fair value of plan assets, end of period	1,210	1,194	1,152

Funded status of continuing operations, end of period	$(624)	$(576)	$(595)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

	Non-U.S. Plans
	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$1,064	$1,031	$960
Reclassify plans to pension from Other Postretirement benefits	30	—	—
Service cost	19	9	28
Interest cost	34	17	53
Actuarial loss (gain)	(37)	94	37
Plan amendments	10	—	—
Benefits paid	(34)	(19)	(44)
Participant contributions	2	1	3
Settlement	—	—	(6)
Curtailment	—	(1)	—
Foreign exchange effects	11	(66)	—
Net transfer in/(out) (including the effect of any business combinations/divestitures)	—	6	—

Benefit obligation, end of period	1,099	1,072	1,031

Change in plan assets:
Fair value of plan assets, beginning of period	512	486	457
Acquisition through business combinations	—	(1)	—
Actual return on plan assets	23	25	31
Company contributions	41	27	52
Benefits paid	(34)	(19)	(44)
Participant contributions	2	1	3
Foreign exchange effects	—	(25)	(7)
Settlement	—	—	(6)
Other	6	—	—

Fair value of plan assets, end of period	550	494	486

Funded status of continuing operations, end of period	$(549)	$(578)	$(545)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

	Successor		Predecessor
	December 31, 2010		December 31, 2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Amounts recognized in the Consolidated Balance Sheets consist of:
Prepaid benefit cost	$—	$19	$17	$2
Accrued benefit liability, current	—	(33)	—	(1)
Accrued benefit liability, long-term	(624)	(535)	(612)	(546)

Funded status, December 31	$(624)	$(549)	$(595)	$(545)

	Successor		Predecessor
	December 31,		December 31,
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Amounts recognized in Accumulated Other Comprehensive Income:
Actuarial and investment loss (gain)	$78	$(40)	$521	$60
Prior service cost (credit)	—	10	(124)	—
Amortization or settlement recognition of net loss	(1)	—	—	—

Balance at December 31	$77	$(30)	$397	$60

The following additional information is presented for our U.S. and non-U.S. pension plans as of December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Accumulated benefit obligation for defined benefit plans, December 31	$1,815	$1,013	$1,720	$1,002

Pension plans with projected benefit obligations in excess of the fair value of assets are summarized as follows at December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Projected benefit obligations	$1,834	$832	$1,731	$757
Fair value of assets	1,210	263	1,119	210

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

Pension plans with accumulated benefit obligations in excess of the fair value of assets are summarized as follows at December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Accumulated benefit obligations	$1,815	$712	$1,704	$734
Fair value of assets	1,210	173	1,119	210

The following table provides the components of net periodic pension costs:

	U.S. Plans
	Successor	Predecessor
	May 1	January 1
	through	through
	December 31,	April 30,	For the Year Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Pension Cost:
Service cost	$29	$14	$50	$50
Interest cost	62	31	90	105
Actual return on plan assets	(95)	(55)	(215)	467
Less — return in excess of (less than) expected return	35	24	125	(593)

Expected return on plan assets	(60)	(31)	(90)	(126)
Settlement and curtailment loss (gain)	2	—	2	1
Prior service cost (benefit) amortization	—	(4)	(14)	(3)
Actuarial and investment loss amortization	—	8	27	—

Net periodic benefit cost (benefit)	$33	$18	$65	$27

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

	Non-U.S. Plans
	Successor	Predecessor
	May 1	January 1
	through	through
	December 31,	April 30,	For the Year Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Pension Cost:
Service cost	$19	$9	$28	$30
Interest cost	34	17	53	50
Actual return on plan assets	(23)	(25)	(31)	61
Less — return in excess of (less than) expected return	3	15	3	(96)

Expected return on plan assets	(20)	(10)	(28)	(35)
Settlement and curtailment loss (gain)	—	(1)	(2)	(1)
Prior service cost (benefit) amortization	—	—	8	2
Actuarial and investment loss amortization	—	1	(3)	(1)
Other	—	1	—	—

Net periodic benefit cost (benefit)	$33	$17	$56	$45

Our goal is to manage pension investments over the longer term to achieve optimal returns with an acceptable level of risk and volatility. The assets are externally managed by professional investment firms and performance is evaluated continuously against specific benchmarks.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The actual and target allocation for our plans are as follows:

	Successor		Predecessor
	2010		2009
	Actual	Target	Actual	Target
Canada
Equity securities	60%	60%	62%	60%
Fixed income	40%	40%	38%	40%
United Kingdom — Lyondell Chemical Plans
Equity securities	52%	50%	51%	50%
Fixed income	48%	50%	49%	50%
United Kingdom — Basell Plans
Equity securities	59%	60%	97%	60%
Fixed income	41%	40%	3%	40%
United States
Equity securities	65%	65%	64%	65%
Fixed income	27%	30%	29%	30%
Real Estate	3%	5%	3%	5%
Other	5%	—%	4%	—%
Netherlands — Lyondell Chemical Plans
Equity securities	16%	50%	15%	50%
Fixed income	84%	50%	85%	50%
Netherlands — Basell Plans
Equity securities	19%	18%	19%	18%
Fixed income	81%	82%	81%	82%

We estimate the following contributions to our pension plans in 2011:

	U.S.	Non-U.S.
Millions of dollars

Defined benefit plans	$221	$59
Multi-employer plans	—	7

Total	$221	$66

As of December 31, 2010, future expected benefit payments by our pension plans which reflect expected future service, as appropriate, were as follows:

	U.S.	Non-U.S.
Millions of dollars

2011	$112	$49
2012	121	45
2013	117	119
2014	125	61
2015	135	70
2016 through 2020	733	322

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The following table sets forth the principal assumptions on discount rates, projected rates of compensation increase and expected rates of return on plan assets, where applicable. These assumptions vary for the different plans, as they are determined in consideration of the local conditions.

The assumptions used in determining the net benefit liabilities for our pension plans were as follows at December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted-average assumptions:
Discount rate	5.18%	4.97%	5.75%	5.51%
Rate of compensation increase	4.00%	3.27%	4.00%	3.12%

The assumptions used in determining net benefit costs for our pension plans were as follows:

	Successor		Predecessor
	May 1		January 1
	through		through
	December 31,		April 30,		For the Year Ended December 31,
	2010		2010		2009		2008
	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted-average assumptions for the year:
Discount rate	5.68%	4.82%	5.75%	5.50%	6.00%	5.73%	6.30%	5.30%
Expected return on plan assets	8.00%	6.24%	8.00%	6.52%	8.00%	5.78%	8.25%	6.35%
Rate of compensation increase	4.00%	3.26%	4.00%	3.08%	4.45%	3.25%	4.50%	3.11%

The discount rate assumptions reflect the rates at which the benefit obligations could be effectively settled, based on published long-term bond indices where the term closely matches the term of the benefit obligations. The expected rate of return on assets was estimated based on the plans’ asset allocation, a review of historical capital market performance, historical plan performance and a forecast of expected future asset returns. We review these long-term assumptions on a periodic basis.

Our pension plans have not invested in securities of LyondellBasell N.V., and there have been no significant transactions between any of the pension plans and the Company or related parties thereof.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The pension investments that are measured at fair value as of December 31, 2010 are summarized below:

	U.S. Pension
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2010	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

U.S.
Common stocks	$806	$806	$—	$—
Fixed income securities	234	—	234	—
Real estate	42	—	—	42
Convertible investments	1	—	1	—
U. S. government securities	103	41	62	—
Cash and Cash equivalents	33	31	2	—
John Hancock GACs	5	—	—	5
Metropolitan Life Insurance GIC	18	—	—	18

Total U.S. Pension Assets	$1,242	$878	$299	$65

	Non-U.S. Pension
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2010	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Non-U.S.
Common stocks	$187	$187	$—	$—
Fixed income securities	340	—	340	—
Other	—	—	—	—

Total Non-U.S. Pension Assets	$527	$187	$340	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The pension investments that are measured at fair value as of December 31, 2009 are summarized below:

	U.S. Pension
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2009	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

U.S.
Common stocks	$737	$737	$—	$—
Fixed income securities	249	—	249	—
U.S. Government securities	89	41	48	—
Cash and cash equivalents	19	18	1	—
Real estate	36	—	—	36
Convertible investments	2	—	2	—
John Hancock GACs	5	—	—	5
Metropolitan Life Insurance GIC	15	—	—	15

Total U.S. Pension Assets	$1,152	$796	$300	$56

	Non-U.S. Pension
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2009	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Non-U.S.
Common stocks	$195	$195	$—	$—
Fixed income securities	291	—	291	—

Total Non-U.S. Pension Assets	$486	$195	$291	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The following table sets forth a summary of changes in the fair value of the level 3 plan assets for the year ended December 31, 2009 and 2010:

	U.S. Pension
	Level 3 Assets
			John
		Metropolitan	Hancock
	Real estate	Life GAC	GACs	Total
Millions of dollars

Predecessor
Balance, January 1, 2009	$54	$18	$4	$76
Realized gain	2	2	—	4
Unrealized gain (loss) relating to instruments still held at the reporting date	(26)	(5)	1	(30)
Purchases, sales, issuances, and settlements (net)	6	—	—	6

Balance, December 31, 2009	36	15	5	56
Realized gain	1	1	—	2
Unrealized loss relating to instruments still held at the reporting date	(2)	—	—	(2)
Purchases, sales, issuances, and settlements (net)	1	—	—	1

Balance, April 30, 2010	$36	$16	$5	$57

Successor
May 1, 2010	$36	$16	$5	$57
Realized gain	1	1	—	2
Unrealized gain relating to instruments still held at the reporting date	4	1	—	5
Purchases, sales, issuances, and settlements (net)	1	—	—	1

Balance, December 31, 2010	$42	$18	$5	$65

Other Postretirement Benefits — We sponsor unfunded defined benefit health care and life insurance plans covering certain eligible retired employees and their spouses. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverage. Life insurance benefits are generally provided by insurance contracts. We retain the right, subject to existing agreements, to modify or eliminate these benefits.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The following table provides a reconciliation of benefit obligations of our unfunded other postretirement benefit plans:

	U.S. Plans
	Successor	Predecessor
	May 1	January 1	For The Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$292	$308	$328
Service cost	4	2	5
Interest cost	11	5	18
Plan amendments	—	—	(23)
Actuarial loss (gain)	22	(15)	—
Benefits paid	(21)	(11)	(27)
Participant contributions	6	3	7
Net transfer out including the effect of any business combinations/divestitures	(4)	—	—

Benefit obligation, end of period	310	292	308

Change in plan assets:
Fair value of plan assets, beginning of period	—	—	—
Employer contributions	15	8	20
Participant contributions	6	3	7
Benefits paid	(21)	(11)	(27)

Fair value of plan assets, end of period	—	—	—

Funded status, end of period	$(310)	$(292)	$(308)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

	Non-U.S. Plans
	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$53	$45	$44
Transfer to pension from Other Postretirement benefits	(30)	—	—
Service cost	—	—	—
Interest cost	1	1	2
Plan amendments	—	—	—
Actuarial loss (gain)	(2)	10	4
Benefits paid	—	(1)	(4)
Participant contributions	—	—	—
Foreign exchange effects	—	(2)	(1)

Benefit obligation, end of period	22	53	45

Change in plan assets:
Fair value of plan assets, beginning of period	—	—	—
Employer contributions	—	1	4
Participant contributions	—	—	—
Benefits paid	—	(1)	(4)

Fair value of plan assets, end of period	—	—	—

Funded status, end of period	$(22)	$(53)	$(45)

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Amounts recognized in the Consolidated Balance Sheets consist of:
Accrued benefit liability, current	$(21)	$(1)	$(21)	$(2)
Accrued benefit liability, long-term	(289)	(21)	(287)	(43)

Funded status, December 31	$(310)	$(22)	$(308)	$(45)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Amounts recognized in Accumulated Other Comprehensive Income:
Actuarial and investment loss (gain)	$18	$(2)	$4	$(1)
Prior service cost	—	—	(76)	—

Balance at December 31	$18	$(2)	$(72)	$(1)

The following table provides the components of net periodic other postretirement benefit costs:

	U.S. Plans
	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Other Postretirement Benefit Costs:
Service cost	$3	$2	$5	$6
Interest cost	11	5	18	19
Prior service cost (benefit) amortization	—	(3)	(7)	(5)
Actuarial amortization gain	—	—	(1)	(2)

Net periodic benefit cost	$14	$4	$15	$18

	Non-U.S. Plans
	Successor	Predecessor
	May 1	January 1
	through	through
	December 31,	April 30,	For the Year Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Other Postretirement Benefit Costs:
Service cost	$—	$—	$—	$—
Interest cost	1	1	2	2
Prior service cost (benefit) amortization	—	—	—	(1)
Actuarial amortization gain	—	—	—	—
Curtailment gain	—	—	—	—

Net periodic benefit cost	$1	$1	$2	$1

For the U.S. plans, the assumed annual rate of increase in the per capita cost of covered health care benefits as of December 31, 2010 was 9.1% for 2011 decreasing 0.5% per year to 5.0% in 2026 and thereafter. At December 31, 2010, the assumed annual rate of increase was 9.5%. At December 31, 2009, the assumed rate of increase was 9.5% for 2010 decreasing 0.5% per year to 5% in 2026 and thereafter. At December 31, 2009, the assumed annual rate of increase was 9.5%. For the Canadian plans, the assumed annual rate of increase in the per capita cost of covered health care benefits as of December 31, 2010 was 8.5% for 2011

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

decreasing 0.5% per year to 5% in 2018 and thereafter. At December 31, 2010, the assumed annual rate of increase was 8.5%. As of December 31, 2009, the assumed annual rate of increase in the per capita cost of covered health care benefits for the Canadian plans was 8.5% for 2010 decreasing 0.5% per year to 5% in 2017 and thereafter. At December 31, 2009, the assumed annual rate of increase was 9.0%. For the French plans, the assumed annual rate of increase in the per capita cost of covered health care benefits as of December 31, 2010 was 3.5% for 2011 and at December 31, 2009 was 2.0% for 2010 with no available trending.

The health care cost trend rate assumption does not have a significant effect on the amounts reported due to limits on maximum contribution levels to the medical plans. To illustrate, increasing or decreasing the assumed health care cost trend rates by one percentage point in each year would change the accumulated other postretirement benefit liability as of December 31, 2010 by less than $1 million for U.S. and $3 million for non-U.S. plans and would not have a material effect on the aggregate service and interest cost components of the net periodic other postretirement benefit cost for the year then ended.

The assumptions used in determining the net benefit liabilities for our other postretirement benefit plans were as follows at December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted-average assumptions:
Discount rate	5.00%	5.36%	5.75%	5.46%
Rate of compensation increase	4.00%	3.52%	4.00%	3.58%

The assumptions used in determining the net benefit costs for our other postretirement benefit plans were as follows:

	Successor		Predecessor
	May 1		January 1
	through		through
	December 31,		April 30,		For the Year Ended December 31,
	2010		2010		2009		2008
	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted-average assumptions for the year:
Discount rate	5.73%	5.22%	5.75%	5.46%	6.00%	5.73%	6.30%	5.30%
Rate of compensation increase	4.00%	3.46%	4.00%	3.58%	4.45%	3.25%	4.50%	3.11%

As of December 31, 2010, future expected benefit payments by our other postretirement benefit plan, which reflect expected future service, as appropriate, were as follows:

	U.S.	Non-U.S.
Millions of dollars

2011	$21	$1
2012	21	1
2013	22	1
2014	22	1
2015	23	1
2016 through 2020	121	6

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

Accumulated Other Comprehensive Income — The following pre-tax amounts were recognized in accumulated other comprehensive income as of and for the year ended December 31, 2010:

	Pension Benefits		Other Benefits
	Actuarial	Prior Service	Actuarial	Prior Service
	(Gain) Loss	Cost (Credit)	(Gain) Loss	Cost (Credit)
Millions of dollars

Predecessor
January 1, 2009	$612	$(140)	$(4)	$(60)
Arising during the period	6	(3)	7	(1)
Amortization included in net periodic benefit cost	(7)	(7)	2	8
(Gain) loss due to settlements and curtailments	(30)	26	(2)	—
Gain due to plan amendments	—	—	—	(23)

December 31, 2009	581	(124)	3	(76)
Arising during the period	64	—	(5)	—
(Gain) loss due to settlements and curtailments	(10)	5	—	3

April 30, 2010	$635	$(119)	$(2)	$(73)

Successor
May 1, 2010	$—	$—	$—	$—
Arising during the period	38	10	16	—
Amortization included in net periodic benefit cost	—	—	—	—
(Gain) loss due to settlements and curtailments	(1)	—	—	—

December 31, 2010	$37	$10	$16	$—

Deferred income taxes related to amounts in Accumulated other comprehensive income include provisions of $30 million and $118 million as of December 31, 2010 and 2009, respectively. At April 30, 2010 all gains and losses in OCI and the related deferred income were written off.

At December 31, 2010, AOCI included $2 million of prior service credit related to non-U.S. pension plans that is expected to be recognized as a component of net periodic benefit cost in 2011. There are no such amounts in AOCI at December 31, 2010 for U.S. pension plans and U.S. and non-U.S. other postretirement benefits expected to be recognized in net periodic benefit cost in 2011.

Pension Claim — Two legacy Basell subsidiaries, Basell UK Ltd and Basell Polyolefins UK Ltd were subject to a claim totaling £40.8 million ($70.4 million) related to exit fees charged by two UK pension funds of a former shareholder. The claims were made following the termination of the membership of these two subsidiaries in these funds in connection with the 2005 acquisition of Basell by Access. These claims were net settled with the two pension funds for £17 million ($32.1 million) on August 20, 2008. LyondellBasell AF subsequently initiated arbitration proceedings against its former shareholder for indemnification of the net

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

settlement amount. These proceedings were settled in October 2009 for £9.5 million ($15.7 million), which amount was recognized in the 2009 Consolidated Statement of Income.

Defined Contribution Plans — Employees in the U.S. are eligible to participate in defined contribution plans (“Employee Savings Plans”) by contributing a portion of their compensation. We match a part of the employees’ contribution. The Predecessor had temporarily suspended contributions beginning in March 2009 as a result of filing voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code. In May 2010, we resumed matching contributions under the Employee Savings Plans. Contributions to these plans were $17 million in 2010, $8 million in 2009 and $31 million in 2008.

19.	Incentive and Share-Based Compensation

Medium-Term Incentive Plan — Upon the Debtors’ emergence from chapter 11 proceedings, we replaced the Predecessor Company’s Management Incentive Plan with the 2010 Medium-Term Incentive Plan (“MTI”). The MTI is designed to link the interests of senior management with the interests of shareholders by tying incentives to measurable corporate performance. The MTI provides for payouts based on our return on assets and cost improvements over the calendar years 2010 through 2012. Benefits under the MTI will vest on the date, following December 31, 2012, on which the Compensation Committee of the Supervisory Board certifies the performance results and will be paid on March 31 following the end of the performance cycle. The MTI provides for an accelerated pro-rata payout in the event of a change in control of the Successor Company. The MTI, which is accounted for as a liability award, is classified in Other liabilities on the Consolidated Balance Sheets. We recorded $4 million of compensation expense for the eight months ended December 31, 2010 based on the expected achievement of performance results.

Long-Term Incentive Plan — Upon the Debtors’ emergence from chapter 11 proceedings, we created the 2010 Long-Term Incentive Plan (“LTI”). Under the LTI, the Compensation Committee is authorized to grant restricted stock, restricted stock units, stock options, stock appreciation rights and other types of equity-based awards. The Compensation Committee determines the recipients of the equity awards, the type of award made, the required performance measures, and the timing and duration of each grant. The maximum number of shares of LyondellBasell N.V. stock reserved for issuance under the LTI is 22,000,000. In connection with the Debtors’ emergence from bankruptcy, awards were granted to our senior management and we have since granted awards for new hires and promotions. As of December 31, 2010, there were 9,860,818 shares remaining available for issuance.

The LTI awards resulted in compensation expense of $22 million for the eight months ended December 31, 2010, and $24 million for the four months ended April 30, 2010. The tax benefits were $8 million for the eight months ended December 31, 2010, and $8 million for the four months ended April 30, 2010.

Restricted Stock Units — Restricted stock units entitle the recipient to be paid out an equal number of class A ordinary shares on the fifth anniversary of the grant date, subject to forfeiture in the event of certain termination events. Restricted stock units are accounted for as an equity award with compensation cost recognized ratably over the vesting period. The holders of the restricted stock units are entitled to dividend equivalents to be settled no later than March 15th following the year in which dividends are paid, as long as the participant is in full employment at the time of payment.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Incentive and Share-Based Compensation — (Continued)

The following table summarizes restricted stock unit activity for the eight months ended December 31, 2010 in thousands of units:

	Number of	Weighted-
	Units	Average Price

Outstanding at May 1, 2010	—	$—
Granted	2,037	17.65
Paid	(4)	17.61
Forfeited	(159)	17.61

Outstanding at December 31, 2010	1,874	$17.65

For the eight months ended December 31, 2010, the compensation expense related to the outstanding restricted stock units was $5 million and the related tax benefit was $1 million. As of December 31, 2010, the unrecognized compensation cost related to restricted stock units was $29 million, which is expected to be recognized over a weighted-average period of 4 years.

Stock Options — Stock options are granted with an exercise price equal to the market price of class A ordinary shares at the date of grant. The stock options are accounted for as an equity award with compensation cost recognized using the graded vesting method. We issued certain Stock options to purchase 1% of the number of common stock shares outstanding at the Debtors’ emergence from bankruptcy. These options vest in five equal, annual installments beginning on May 14, 2009 and may be exercised for a period of seven years following the grant date at a price of $17.61 per share, the fair value of the Company’s common stock based on its reorganized value at the date of emergence. All other stock options vest in equal increments on the second, third and fourth anniversary of the grant date and have a contractual term of ten years, with accelerated vesting upon death, disability, or change in control and exercise prices ranging from $16.45 to $26.75.

The fair value of each stock option award is estimated, based on several assumptions, on the date of grant using the Black-Scholes option valuation model. Upon adoption of ASC 718 Stock Compensation, we modified our methods used to determine these assumptions based on the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107. We estimated volatility based on the historic average of the common stock of our peer companies and the historic stock price volatility over the expected term. The fair value and the assumptions used for the 2010 grants are shown in the table below.

Weighted-average Fair Value per share of options granted	$7.82
Fair value assumptions:
Dividend yield	0.00%
Expected volatility	47.0%
Risk-free interest rate	1.63-2.94%
Weighted-average expected term, in years	5.2

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Incentive and Share-Based Compensation — (Continued)

The following table summarizes stock option activity for the four months ended April 30, 2010 and the eight months ended December 31, 2010 in thousands of shares for the non-qualified stock options:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
Predecessor	Shares	Price	Term	Value

Outstanding at January 1, 2010	—	$—
Granted	5,639	17.61	7.0 years
Exercised	—	—
Outstanding at April 30, 2010	5,639	$17.61	7.0 years	$—

Exercisable at April 30, 2010	—	$—		$—

Successor
Outstanding at May 1, 2010	5,639	$17.61	7.0 years
Granted	3,088	17.65	9.4 years
Forfeited	(237)	17.61	—
Exercised	—
Outstanding at December 31, 2010	8,490	$17.63	7.5 years	$121

Exercisable at December 31, 2010	1,135	$17.61	6.3 years	$19

Total stock option expense was $12 million for the eight months ended December 31, 2010, and $19 million for the four months ended April 30, 2010. The related tax benefits were $5 million and $6 million for the eight months ended December 31, 2010, and four months ended April 30, 2010, respectively. As of December 31, 2010, the unrecognized compensation cost related to non-qualified stock options was $35 million, which is expected to be recognized over a weighted-average period of 3 years.

Restricted Stock Shares — On April 30, 2010, we issued restricted class A ordinary shares. The shares may not be sold or transferred until the restrictions lapse on May 14, 2014. The participants are entitled to receive dividends and have full voting rights during the restriction period.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Incentive and Share-Based Compensation — (Continued)

The following table summarizes restricted stock shares activity for the four months ended April 30, 2010 and the eight months ended December 31, 2010 in thousands of shares:

		Weighted-Average
	Number of	Grant Date Fair
Predecessor	Shares	Value

Outstanding at January 1, 2010	—	$—
Granted	1,772	17.61
Paid	—	—
Forfeited	—	—

Outstanding at April 30, 2010	1,772	$17.61

Successor

Outstanding at May 1, 2010	1,772	$17.61
Granted	—	—
Paid	—	—
Forfeited	—	—

Outstanding at December 31, 2010	1,772	$17.61

The total restricted stock shares expense was $5 million for both the eight months ended December 31, 2010, and four months ended April 30, 2010. The related tax benefit was $2 million for both periods. As of December 31, 2010, the unrecognized compensation cost related to restricted stock shares was $21 million, which is expected to be recognized over a weighted-average period of 3 years.

Stock Appreciation Rights — Certain employees in Europe were granted stock appreciation rights (“SARs”) under the LTI. SARs gives those employees the right to receive an amount of cash equal to the appreciation in the market value of the Company’s class A ordinary shares from the award’s grant date to the exercise date. Because the SAR’s are settled in cash, they are accounted for as a liability award. The SARs vest over three years beginning with the second anniversary of the grant date. We recognized less than $1 million of compensation expense related to SARs for the eight months ended December 31, 2010.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes

The significant components of the provision for income taxes are as follows:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Current:
U.S. federal	$32	$11	$(142)	$(79)
Non-U.S.	106	(16)	114	17
State	12	11	16	16

Total current	150	6	(12)	(46)

Deferred:
U.S. federal	228	(1,204)	(1,310)	(948)
Non-U.S.	(198)	106	(66)	178
State	(10)	(31)	(23)	(32)

Total deferred	20	(1,129)	(1,399)	(802)

Provision for income taxes before tax effects of other comprehensive income	170	(1,123)	(1,411)	(848)
Tax effects of elements of other comprehensive income:
Pension and postretirement liabilities	(30)	3	(15)	(127)
Financial derivatives	—	51	(27)	(68)
Foreign currency translation	4	(9)	(6)	(12)

Total income tax expense in comprehensive income	$144	$(1,078)	$(1,459)	$(1,055)

Under the Plan of Reorganization, a substantial portion of the Company’s pre-petition debt securities, revolving credit facility and other obligations was extinguished. Absent an exception, a debtor recognizes cancellation of indebtedness income (“CODI”) upon discharge of its outstanding indebtedness for an amount of consideration that is less than its adjusted issue price. The Internal Revenue Code of 1986, as amended (“IRC”), provides that a debtor in a bankruptcy case may exclude CODI from taxable income but must reduce certain of its tax attributes by the amount of any CODI realized as a result of the consummation of a plan of reorganization. The amount of CODI realized by a taxpayer is the adjusted issue price of any indebtedness discharged less the sum of (i) the amount of cash paid, (ii) the issue price of any new indebtedness issued and (iii) the fair market value of any other consideration, including equity, issued. As a result of the market value of equity upon emergence from chapter 11 bankruptcy proceedings, the estimated amount of U.S. CODI exceeded the estimated amount of the Company’s U.S. tax attributes by approximately $7,433 million. The actual reduction in tax attributes does not occur until the first day of our tax year subsequent to the date of emergence, or January 1, 2011.

As a result of attribute reduction, we do not expect to retain any U.S. net operating loss carryforwards, alternative minimum tax credits or capital loss carryforwards. In addition, we expect that most, if not all, of our tax bases in depreciable assets in the U.S. will be eliminated. Accordingly, we expect that the liability for U.S. income taxes in future periods will reflect these adjustments and the estimated U.S. cash tax liabilities for

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes — (Continued)

the years following 2010 will be significantly higher than in 2009 or 2010. This situation may be somewhat postponed by the temporary bonus depreciation provisions contained in the Job Creation Act of 2010 which allow current year expensing for certain qualified asset acquisitions.

The Company recorded its adjusted taxes in fresh-start accounting without adjustment for estimated changes of tax attributes that could occur from May 1, 2010 to January 1, 2011, the date of actual reduction of tax attributes. Any adjustment to our tax attributes as a result of events or transactions that occurred during the period from May 1, 2010 to December 31, 2010 was reflected in the earnings of the Successor Company.

IRC Sections 382 and 383 provide an annual limitation with respect to the ability of a corporation to utilize its tax attributes, as well as certain built-in-losses, against future U.S. taxable income in the event of a change in ownership. Our emergence from Chapter 11 bankruptcy proceedings is considered a change in ownership for purposes of IRC Section 382. The limitation under the IRC is based on the value of the corporation as of the Emergence Date. We do not expect that the application of these limitations will have any material affect upon our U.S. federal income tax liabilities. Germany has similar provisions that preclude the use of certain tax attributes generated prior to a change of control. As of the Emergence Date, the Company had tax benefits associated with excess interest expense carryforwards in Germany in the amount of $20 million that were eliminated as a result of the emergence. The reversal of tax benefits associated with the loss of these carryforwards is reflected in the Predecessor period.

Our current and future provisions for income taxes are significantly impacted by the initial recognition of, and changes in, valuation allowances in certain countries and are dependent upon future earnings and earnings sustainability in those jurisdictions. Consequently, our effective income tax rate of 10.1% in the Successor period will not be indicative of future effective tax rates.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes — (Continued)

The deferred tax effects of tax losses carried forward and the tax effects of temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, reduced by a valuation allowance where appropriate, are presented below:

	Successor	Predecessor
	December 31,	December 31,
	2010	2009
Millions of dollars
Deferred tax liabilities:
Accelerated tax depreciation	$1,653	$3,251
Investments in joint venture partnerships	139	482
Accrued interest	—	341
Other intangible assets	357	430
Inventory	600	238
Other	—	17

Total deferred tax liabilities	2,749	4,759

Deferred tax assets:
Net operating loss carryforwards	645	1,031
Employee benefit plans	487	543
Deferred interest carryforwards	896	638
AMT credits	—	214
Goodwill	—	44
State and foreign income taxes, net of federal tax benefit	42	107
Environmental reserves	35	549
Other	142	167

Total deferred tax assets	2,247	3,293
Deferred tax asset valuation allowances	(558)	(666)

Net deferred tax assets	1,689	2,627

Net deferred tax liabilities	$1,060	$2,132

Balance sheet classifications:
Deferred tax assets — current	$66	$4
Deferred tax assets — long-term	41	115
Deferred tax liability — current	244	170
Deferred tax liability — long term	923	2,081

Net deferred tax liabilities	$1,060	$2,132

The application of fresh-start accounting on May 1, 2010 resulted in the re-measurement of deferred income tax liabilities associated with the revaluation of the Company’s assets and liabilities pursuant to ASC 852 (see Note 4). As a result, deferred income taxes were recorded at amounts determined in accordance with ASC 740 of $1,049 million. Further, we recorded valuation allowances against certain of our deferred tax assets resulting from this re-measurement.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes — (Continued)

At December 31, 2010 and 2009, the Company had total tax losses carried forward in the amount of $2,107 million and $3,262 million, respectively, for which a deferred tax asset was recognized at December 31, 2010 and 2009 of $645 million and $1,031 million, respectively.

Tax benefits totaling $81 million and $68 million relating to uncertain tax positions were unrecognized as of December 31, 2010 and 2009, respectively. The following table presents a reconciliation of the beginning and ending amounts of unrecognized tax benefits:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Balance, beginning of period	$91	$68	$49	$34
Additions for tax positions of current year	1	13	1	—
Additions for tax positions of prior years	16	41	30	42
Reductions for tax positions of prior years	(4)	(11)	(7)	(25)
Cash Settlements	(23)	—	(5)	(3)
Effects of currency exchange rates	—	(3)	—	1
Discharge upon emergence from bankruptcy	—	(17)	—	—

Balance, end of period	$81	$91	$68	$49

The 2010, 2009 and 2008 balances, if recognized subsequent to 2010, will affect the effective tax rate. The Company operates in multiple jurisdictions throughout the world, and its tax returns are periodically audited or subject to review by both domestic and foreign tax authorities. We are no longer subject to any significant income tax examination by tax authorities for years prior to 2007 in The Netherlands, Germany and Italy, and 2008 in the U.S., our principal tax jurisdictions. We settled a significant percentage of the total amount of unrecognized tax benefits during the fourth quarter of 2010 due to the resolution of a German income tax audit of certain matters that includes years up to and including 2008. In addition, the Company recognized $17 million of unrecognized tax benefits that were discharged by the bankruptcy court in the predecessor period ended April 30, 2010. The recognition of these items was recorded as reorganization expense and is not included in the income tax accrual. We do not expect any significant changes in the amounts of unrecognized tax benefits during the next 12 months.

We recognize interest expense and penalties related to uncertain income tax positions in operating expenses. As of December 31, 2009, the Company’s accrued liability for interest expense was $9 million. There was no accrued liability for interest as of December 31, 2010, as the future settlement of the uncertain tax positions would not result in any payment of interest at this time. No interest was accrued during the Predecessor and Successor periods of 2010. The Company accrued interest expense of $2 million in 2009 and in 2008 reversed accruals of $4 million related to prior years as a reduction in goodwill. During the four months ended April 30, 2010, $2 million of interest was discharged upon emergence from bankruptcy. Interest payments of $3 million, $3 million and $7 million were made in the Successor period and in 2009 and 2008, respectively, in connection with various settlements.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes — (Continued)

The expiration of the tax losses carried forward and the related deferred tax asset, before valuation allowance, as of December 31, 2010 was as follows:

		Gross
		Deferred Tax
	Tax Loss Carry	on Loss Carry
	Forwards	Forwards
Millions of dollars

Year
2011	$—	$—
2012	—	—
2013	3	1
2014	3	—
2015	105	26
Thereafter	1,096	308
Indefinite	900	310

	$2,107	$645

Valuation allowances are provided against certain net deferred tax assets for tax losses carried forward in Canada, France, Japan, Spain, Thailand, Mexico, Taiwan and the United Kingdom.

In assessing the recoverability of the deferred tax assets, we consider whether it is more likely than not that the deferred tax assets will be realized. The ultimate realization of the deferred tax assets is dependent upon the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies. In order to fully realize the deferred tax assets related to the net operating losses, we will need to generate sufficient future taxable income in the countries where these net operating losses exist during the periods in which the net operating losses can be utilized. Based upon projections of future taxable income over the periods in which the net operating losses can be utilized and/or the temporary differences can be reversed, management believes it is more likely than not that the deferred tax assets in excess of the valuation allowance of $558 million at December 31, 2010 will be realized.

If, in the future, taxable income is generated on a sustained basis in jurisdictions where a full valuation allowance has been recorded, the conclusion regarding the need for full valuation allowances in these tax jurisdictions could change, resulting in the reversal of some or all of the valuation allowances. If operations generate taxable income prior to reaching profitability on a sustained basis, a portion of the valuation allowance related to the corresponding realized tax benefit for that period will be reversed, without changing the conclusion on the need for a full valuation allowance against the remaining net deferred tax assets. As a result, our current and future provision for income taxes is significantly impacted by the initial recognition of, and changes in, valuation allowances in certain countries and the Successor period effective tax rate of 10.1% will not be indicative of our future effective tax rate.

During the Predecessor period, we recorded a valuation allowance of $176 million against deferred tax assets, primarily related to our French operations and various deferred tax assets resulting from the implementation of fresh-start accounting. We also reversed $11 million of valuation allowances during the Predecessor period related to the Luxembourg entities that are no longer a part of the LyondellBasell group following the Company’s emergence from bankruptcy. In the Successor period, we reversed valuation allowances attributable to our Dutch net operating loss carryforwards as improved business results combined with a restructuring of debt caused us to conclude that it is now more likely than not that the deferred tax assets will be realized. We also reversed valuation allowances during the Successor period related to a portion of our French deferred tax assets

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes — (Continued)

due to a restructuring of our French operations. These reversals resulted in a net decrease in income tax expense of $250 million in the Successor period. There were also changes in the valuation allowances for 2010 related to translation adjustments. At the end of 2009, the balance of cumulative valuation allowances was $666 million. The only changes in the valuation allowance in 2009 were related to translation adjustments.

In most cases, deferred taxes have not been provided for possible future distributions of earnings of subsidiaries as such dividends are not expected to be subject to further taxation upon their distribution. Deferred taxes on the unremitted earnings of certain equity joint ventures of $23 million, and $20 million at December 31, 2010 and 2009, respectively, have been provided to the extent that such earnings are subject to taxation on their future remittance.

LyondellBasell N.V. is incorporated and is resident in The Netherlands. However, since the Company’s proportion of U.S. revenues, assets, operating income and associated tax provisions is significantly greater than any other single taxing jurisdiction within the worldwide group, the reconciliation of the differences between the provision for income taxes and the statutory rate is presented on the basis of the U.S. statutory federal income tax rate of 35% as opposed to the Dutch statutory rate of 25.5% to provide a more meaningful insight into those differences. This summary is shown below:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Income (loss) before income taxes:
U.S.	$1,141	$8,684	$(4,358)	$(8,308)
Non-U.S.	545	(1,301)	75	117

Total	$1,686	$7,383	$(4,283)	$(8,191)

Theoretical income tax at U.S. statutory rate	$590	$2,584	$(1,499)	$(2,867)
Increase (reduction) resulting from:
Impairment of goodwill	—	—	—	1,746
Discharge of debt and other reorganization related items	(221)	(3,886)	—	—
Non-U.S. income taxed at lower statutory rates	(14)	(3)	(1)	(59)
State income taxes, net of federal benefit	36	(47)	—	—
Changes in valuation allowances	(250)	176	—	200
Non-taxable (income) and non-deductible expenses	(102)	—	124	44
Notional royalties	(12)	(11)	(47)	—
Other income taxes, net of federal benefit	33	30	24	34
Uncertain tax positions	13	42	24	33
Warrants & Stock Compensation	24	5	—	—
Transfer of subsidiary	88	—	—	—
Other, net	(15)	(13)	(36)	21

Income tax provision (benefit)	$170	$(1,123)	$(1,411)	$(848)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.	Commitments and Contingencies

Commitments — We have various purchase commitments for materials, supplies and services incident to the ordinary conduct of business, generally for quantities required for its businesses and at prevailing market prices. These commitments are designed to assure sources of supply and are not expected to be in excess of normal requirements. At December 31, 2010, we had commitments of approximately $5 million related to rebuilding an expanded world-scale high-density polyethylene plant at its Münchsmünster, Germany site. Our other capital expenditure commitments at December 31, 2010 were in the normal course of business.

Financial Assurance Instruments — We have obtained letters of credit, performance and surety bonds and have issued financial and performance guarantees to support trade payables, potential liabilities and other obligations. Considering the frequency of claims made against the financial instruments we use to support our obligations, and the magnitude of those financial instruments in light of our current financial position, management does not expect that any claims against or draws on these instruments would have a material adverse effect on our consolidated financial statements. We have not experienced any unmanageable difficulty in obtaining the required financial assurance instruments for our current operations.

Environmental Remediation — Our accrued liability for future environmental remediation costs at current and former plant sites and other remediation sites totaled $107 million as of December 31, 2010. The accrued liabilities for individual sites range from less than $1 million to $37 million. The remediation expenditures are expected to occur over a number of years, and not to be concentrated in any single year. In our opinion, it is reasonably possible that losses in excess of the liabilities recorded may have been incurred. However, we cannot estimate any amount or range of such possible additional losses. New information about sites, new technology or future developments such as involvement in investigations by regulatory agencies, could require us to reassess our potential exposure related to environmental matters.

The following table summarizes the activity in the Company’s accrued environmental liability included in “Accrued liabilities” and “Other liabilities”:

	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Balance at beginning of period	$93	$89	$256
Additional provisions	17	11	8
Amounts paid	(3)	(2)	(7)
Reclassification to Liabilities subject to compromise	—	—	(169)
Foreign exchange effects	—	(5)	1

Balance at end of period	$107	$93	$89

The Debtors resolved substantially all of their liability related to third-party sites (including sites where the Debtors were subject to a Comprehensive Environmental Response, Compensation and Liability Act or similar state order to fund or perform such cleanup, such as the river and the other portions of the Kalamazoo River Superfund Site that the Debtors do not own) through creation of the Environmental Custodial Trust and agreement on allowed claim values as set forth in the Debtors’ Third Amended Plan of Reorganization and Settlement Agreement Among the Debtors, the Environmental Custodial Trust Trustee, The United States, and certain environmental Agencies filed with the U.S. Bankruptcy Court on March 30, 2010 and approved by the court on April 23, 2010. Upon the Debtors’ emergence from bankruptcy, certain real properties owned by the Debtors, including the Schedule III Debtors (as defined in the Plan of Reorganization), were transferred to the

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.	Commitments and Contingencies — (Continued)

Environmental Custodial Trust, which now owns and is responsible for these properties. Consistent with the Debtors’ settlement with the governmental agencies and its Plan of Reorganization, approximately $170 million of cash was also used to fund the Environmental Custodial Trust and to make certain direct payments to the Environmental Protection Agency and certain state environmental agencies.

Litigation and Other Matters — On April 12, 2005, BASF Corporation (“BASF”) filed a lawsuit in New Jersey against Lyondell Chemical asserting various claims relating to alleged breaches of a product sales contract and seeking damages in excess of $100 million. Lyondell Chemical denied it breached the contracts. Lyondell Chemical believed the maximum refund due to BASF was $22.5 million on such product sales and has paid such amount to BASF. On August 13, 2007, the jury returned a verdict in favor of BASF in the amount of approximately $170 million (which includes the above $22.5 million). On October 3, 2007, the judge determined that prejudgment interest on the verdict was $36 million and issued a final judgment. Lyondell Chemical appealed this verdict and has posted a bond, which is collateralized by a $200 million letter of credit.

On April 21, 2010, oral arguments related to the appeal were held and on December 28, 2010, the judgment was reversed and the case was remanded. The parties have filed motions with the Bankruptcy Court for a determination as to whether the case will proceed in the Bankruptcy Court or New Jersey state court. We do not expect the ultimate resolution of this matter to have a material adverse effect on our consolidated financial position, liquidity, or results of operations, although it is possible that any such resolution could have a material adverse effect on our results of operation for any period in which a resolution occurs.

On December 20, 2010, one of our subsidiaries received demand letters from affiliates of Access Industries, a shareholder of the Company. The Access affiliates have demanded that our subsidiary, LyondellBasell Industries Holdings B.V. (“LBIH”) indemnify them and their shareholders, members, affiliates, officers, directors, employees and other related parties for all losses, including attorney’s fees and expenses, arising out of a pending lawsuit and pay $50 million in management fees for 2009 and 2010 in addition to other unspecified amounts related to advice purportedly given in connection with financing and other strategic transactions. We conducted an initial investigation of the facts underlying the demand letters and engaged in discussions with Access. We requested that Access withdraw its demands, and on January 17, 2011, Access declined to withdraw its demands.

In the pending lawsuit, the plaintiffs are seeking damages from numerous parties, including Access and its affiliates. The damages sought from Access and its affiliates include, among other things, the return of all amounts earned by them related to their acquisition of shares of Lyondell Chemical prior to its acquisition by Basell AF S.C.A. in December 2007, distributions by Basell AF S.C.A. to its shareholders before it acquired Lyondell Chemical, and management and transaction fees and expenses. We cannot at this time determine the amount of liability, if any, that may be sought from LBIH by way of indemnity if a judgment is rendered or a settlement is paid in the lawsuit.

The Access affiliates assert that LBIH’s responsibility for indemnity and the claimed fees and expenses arises out of a management agreement entered into on December 11, 2007, between Nell and Basell AF S.C.A. They assert that LBIH, as a former subsidiary of Basell AF S.C.A., is jointly and severally liable for Basell AF S.C.A.’s obligations under the agreement, notwithstanding that LBIH was not a signatory to the agreement and the liabilities of Basell AF S.C.A., which was a signatory, were discharged in the LyondellBasell bankruptcy proceedings.

We do not believe that the management agreement is in effect or that the Company, LBIH, or any other Company-affiliated entity owes any obligations under the management agreement. We intend to defend vigorously any proceedings, claims or demands that may be asserted.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.	Commitments and Contingencies — (Continued)

Indemnification — We are parties to various indemnification arrangements, including arrangements entered into in connection with acquisitions, divestitures and the formation of joint ventures. Pursuant to these arrangements, we provide indemnification to and/or receive indemnification from other parties in connection with liabilities that may arise in connection with the transactions and in connection with activities prior to completion of the transactions. These indemnification arrangements typically include provisions pertaining to third party claims relating to environmental and tax matters and various types of litigation. As of December 31, 2010, we had not accrued any significant amounts for our indemnification obligations, and we are not aware of other circumstances that would likely lead to significant future indemnification obligations. We cannot determine with certainty the potential amount of future payments under the indemnification arrangements until events arise that would trigger a liability under the arrangements.

In addition, certain third parties entered into agreements with the Predecessor, LyondellBasell AF, to indemnify LyondellBasell AF for a significant portion of the potential obligations that could arise with respect to costs relating to contamination at the Berre site in France and the Ferrara and Brindisi sites in Italy. These indemnity obligations are currently in dispute. We recognized a pretax charge of $64 million as a change in estimate in the third quarter 2010 related to the dispute, which arose during that period.

As part of our technology licensing contracts, we give indemnifications to our licensees for liabilities arising from possible patent infringement claims with respect to proprietary licensed technology. Such indemnifications have a stated maximum amount and generally cover a period of five to ten years.

Other — We have identified an agreement related to a former project in Kazakhstan under which a payment was made that raises compliance concerns under the U.S. Foreign Corrupt Practices Act (the “FCPA”). We have engaged outside counsel to investigate these activities, under the oversight of the Audit Committee of the Supervisory Board, and to evaluate internal controls and compliance policies and procedures. We made a voluntary disclosure of these matters to the U.S. Department of Justice and are cooperating fully with that agency. We cannot predict the ultimate outcome of these matters at this time since our investigations are ongoing. In this respect, we may not have conducted business in compliance with the FCPA and may not have had policies and procedures in place adequate to ensure compliance. Therefore, we cannot reasonably estimate a range of liability for any potential penalty resulting from these matters. Violations of these laws could result in criminal and civil liabilities and other forms of relief that could be material to us.

Certain of our non-U.S. subsidiaries conduct business in countries subject to U.S. economic sanctions, including Iran. U.S. and European laws and regulations prohibit certain persons from engaging in business activities, in whole or in part, with sanctioned countries, organizations and individuals. We have made voluntary disclosure of these matters to the U.S. Treasury Department and intend to cooperate fully with that agency. The ultimate outcome of this matter cannot be predicted at this time because our investigations are ongoing. Therefore, we cannot reasonably estimate a range of liability for any potential penalty resulting from these matters. In addition, we have made the decision to cease all business with the government, entities and individuals in Iran, Syria and Sudan. We have notified our counterparties in these countries of our decision and may be subject to legal actions to enforce agreements with the counterparties. These activities present a potential risk that could subject the Company to civil and criminal penalties as well as private legal proceedings that could be material to us. We cannot predict the ultimate outcome of this matter at this time because our investigations and withdrawal activities are ongoing.

We and our joint ventures are, from time to time, defendants in lawsuits and other commercial disputes, some of which are not covered by insurance. Many of these suits make no specific claim for relief. Although final determination of any liability and resulting financial impact with respect to any such matters cannot be ascertained with any degree of certainty, we do not believe that any ultimate uninsured liability resulting from

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.	Commitments and Contingencies — (Continued)

these matters will, individually or in the aggregate, have a material adverse effect on the financial position, liquidity or results of operations of LyondellBasell N.V.

General — In our opinion, the matters discussed in this note are not expected to have a material adverse effect on the financial position or liquidity of LyondellBasell N.V. However, the adverse resolution in any reporting period of one or more of these matters could have a material impact on our results of operations for that period, which may be mitigated by contribution or indemnification obligations of others, or by any insurance coverage that may be available.

22.	Stockholders’ Equity (Deficit) and Non-Controlling Interests

Common Stock — On April 30, 2010, approximately 563.9 million shares of LyondellBasell N.V. common stock, including 300 million shares of class A new ordinary shares were issued in exchange for allowed claims under the Plan of Reorganization. In addition, approximately 263.9 million shares of LyondellBasell N.V. class B ordinary shares were issued in connection with a rights offering for gross proceeds of $2.8 billion. On December 6, 2010, 263.9 million class B ordinary shares converted into class A ordinary shares on a one-for-one basis in accordance with their terms.

Dividend distribution — Our credit arrangements include restrictive covenants that limit our ability to pay dividends up to $50 million per year through December 31, 2011 and to the greater of (i) $50 million per year and (ii) the aggregate dividends paid since April 30, 2010 not to exceed fifty percent of net income since January 1, 2012 and thereafter.

Conversion of Class B Ordinary Shares — Our Articles of Association provided that at the earlier of (i) the request of the relevant holder of class B ordinary shares with respect to the number of class B ordinary shares specified by such holder; (ii) acquisition by us of one or more class B ordinary shares; or (iii) the first date upon which the closing price per share of the class B ordinary shares has exceeded 200% of $10.61 for at least forty-five trading days within a period of sixty consecutive trading days (provided that the closing price per share of the class B ordinary shares exceeded such threshold on both the first and last day of the sixty day period), each such class B ordinary share would be converted into one class A ordinary share. At the close of business on December 6, 2010, the provision in (iii) was met, and the 263.9 million class B ordinary shares outstanding as of that date had not previously been converted in accordance with (i), above, converted into an equal number of Class A ordinary shares.

Treasury shares — In connection with our formation, we issued one million one hundred twenty-five thousand (1,125,000), four Eurocent (€0.04) each, class A ordinary shares for €45 thousand to Stichting TopCo, a foundation formed under the laws of The Netherlands (the “Foundation”). On April 30, 2010, the Foundation transferred the shares from the Foundation for nil consideration. These shares are classified as Treasury Stock on our Consolidated Balance Sheet.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.	Stockholders’ Equity (Deficit) and Non-Controlling Interests — (Continued)

The changes in the outstanding amounts of class A and class B ordinary shares and treasury shares for the period May 1 through December 31, 2010, were as follows:

Successor

Class A ordinary shares:
Issued April 30, 2010	300,000,000
Share-based compensation	1,774,196
Conversion of class B ordinary shares	263,901,979
Warrants exercised	47

Balance December 31, 2010	565,676,222

Class B ordinary shares:
Issued April 30, 2010	263,901,979
Conversion to class A ordinary shares	(263,901,979)

Balance December 31, 2010	—

Class A ordinary shares held as treasury shares:
Shares acquired April 30, 2010	1,125,000
Shares tendered to exercise warrants	53
Share-based compensation	(2,402)

Balance December 31, 2010	1,122,651

Accumulated Other Comprehensive Income (Loss) — The components of accumulated other comprehensive income (loss) were as follows:

Millions of dollars

Successor
December 31, 2010
Pension and postretirement liabilities	$(33)
Foreign currency translation	113
Unrealized gains on available-for-sale securities	1

Total	$81

Predecessor
December 31, 2009
Pension and postretirement liabilities	$(273)
Financial derivatives	(60)
Foreign currency translation	35
Unrealized gains on available-for-sale securities	12

Total	$(286)

Transactions recorded in “Accumulated other comprehensive income” are recognized net of tax.

The unrealized gain on available-for-sale securities represents the Company’s share of such gain recorded by equity investees.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.	Stockholders’ Equity (Deficit) and Non-Controlling Interests — (Continued)

Non-controlling Interests — Losses attributable to non-controlling interests consisted of the following components:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Comprehensive income (loss):
Non-controlling interests share of income (loss)	$7	$(53)	$15	$18
Fixed operating fees paid to Lyondell Chemical by the PO/SM II partnership	(14)	(7)	(21)	(25)

Net loss attributable to non-controlling interests	$(7)	$(60)	$(6)	$(7)

23.	Per Share Data

Basic earnings per share for the periods subsequent to April 30, 2010 are based upon the weighted average number of shares of common stock outstanding during the periods. Diluted earnings per share includes the effect of certain stock options. The Company has unvested restricted stock and restricted stock units that are considered participating securities for earnings per share. Certain outstanding stock options, participating securities and all of the outstanding warrants were anti-dilutive.

Earnings per share data and dividends declared per share of common stock were as follows for the period May 1 through December 21, 2010:

	Continuing	Discontinued
	Operations	Operations
Millions of dollars

Net Income	$1,516	$64
Less: net loss attributable to non-controlling interests	7	—

Net income attributable to LyondellBasell N.V.	1,523	64
Net income attributable to participating securities	(3)	—

Net income attributable to common stockholders	$1,520	$64

Millions of shares
Basic weighted average common stock outstanding	564	564
Effect of dilutive securities:
Stock options	2	2

Dilutive potential shares	566	566

Earnings per share:
Basic	$2.68	$0.11

Diluted	$2.67	$0.11

Anti-dilutive stock options and warrants in millions	17.9	17.9

Dividends declared per share of common stock	$—	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.	Segment and Related Information

We operate in five segments:

•	Olefins and Polyolefins — Americas, primarily manufacturing and marketing of olefins, including ethylene and its co-products, primarily propylene, butadiene, and aromatics, which include benzene and toluene, as well as ethanol; and polyolefins, including polyethylene, comprising HDPE, LDPE and linear low density polyethylene (“LLDPE”), and polypropylene; and Catalloy process resins;

•	Olefins and Polyolefins — Europe, Asia, International, primarily manufacturing and marketing of olefins, including ethylene and its co-products, primarily propylene and butadiene; polyolefins, including polyethylene, comprising HDPE, LDPE and polypropylene; polypropylene-based compounds, materials and alloys (“PP Compounds”), Catalloy process resins and polybutene-1 polymers;

•	Intermediates and Derivatives (“I&D”), primarily manufacturing and marketing of PO; PO co-products, including styrene and the TBA intermediates tertiary butyl alcohol (“TBA”), isobutylene and tertiary butyl hydroperoxide; PO derivatives, including propylene glycol, propylene glycol ethers and butanediol; ethylene derivatives, including ethylene glycol, ethylene oxide (“EO”), and other EO derivatives; acetyls, including vinyl acetate monomer, acetic acid and methanol and fragrance and flavor chemicals;

•	Refining and Oxyfuels, primarily manufacturing and marketing of refined petroleum products, including gasoline, ultra-low sulfur diesel, jet fuel, lubricants (“lube oils”), alkylate, and oxygenated fuels, or oxyfuels, such as methyl tertiary butyl ether (“MTBE”), ethyl tertiary butyl ether (“ETBE”); and

•	Technology, primarily licensing of polyolefin process technologies and supply of polyolefin catalysts and advanced catalysts.

The accounting policies of the segments are the same as those described in “Summary of Significant Accounting Policies” (see Note 2), except that the Predecessor’s segment operating results reported to management reflected costs of sales determined using current costs, which approximated results using the LIFO method of accounting for inventory. These current cost-basis operating results are reconciled to consolidated operating income in the Predecessor tables below. Sales between segments are made primarily at prices approximating prevailing market prices.

No customer accounted for 10% or more of the Company’s consolidated sales during any year in the three-year period ended December 31, 2010.

On December 22, 2010, we completed the sale of our Flavor and Fragrance chemicals business, including production assets in Jacksonville, Florida and Colonels Island, Georgia, related inventories, receivables, contracts, customer lists, intellectual property and certain liabilities, receiving proceeds of $154 million. As a result, the Flavor and Fragrance chemicals business, which was part of our I&D segment, is presented as discontinued operations and therefore excluded from the operations of the I&D segment below in the Successor period.

On September 1, 2008, LyondellBasell AF completed the sale of its TDI business, including production assets in Pont-du-Claix, France, related inventories, contracts, customer lists and intellectual property, receiving net proceeds of €77 million ($113 million). As a result, LyondellBasell AF’s TDI business, which was part of LyondellBasell AF’s I&D segment, is presented as discontinued operations and therefore is excluded from the operations of the I&D segment below in the Predecessor periods.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.	Segment and Related Information — (Continued)

Summarized financial information concerning reportable segments is shown in the following table for the periods presented.

	Successor
		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates &	and
	Americas	International	Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

May 1 through December 31, 2010:
Sales and other operating revenues:
Customers	$5,993	$8,522	$3,714	$9,180	$291	$(16)	$27,684
Intersegment	2,413	207	40	1,141	74	(3,875)	—

	8,406	8,729	3,754	10,321	365	(3,891)	27,684
Operating income (loss)	1,043	411	512	241	69	(22)	2,254
Income from equity investments	16	68	2	—	—	—	86
Capital expenditures	146	105	76	108	19	12	466
Depreciation and amortization expense	151	146	81	107	78	(5)	558

	Predecessor
		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates &	and
	Americas	International	Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

January 1 through April 30, 2010:
Sales and other operating revenues:
Customers	$3,220	$4,018	$1,820	$4,293	$104	$12	$13,467
Intersegment	963	87	—	455	41	(1,546)	—

	4,183	4,105	1,820	4,748	145	(1,534)	13,467
Segment operating income (loss)	320	115	157	(99)	39	(41)	491
Current cost adjustment							199

Operating income							690
Income (loss) from equity investments	5	80	(1)	—	—	—	84
Capital expenditures	52	102	8	49	12	3	226
Depreciation and amortization expense	160	108	91	180	23	3	565

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.	Segment and Related Information — (Continued)

		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates &	and
	Americas	International	Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

2009
Sales and other operating revenues:
Customers	$6,728	$9,047	$3,777	$10,831	$436	$9	$30,828
Intersegment	1,886	354	1	1,247	107	(3,595)	—

	8,614	9,401	3,778	12,078	543	(3,586)	30,828
Impairments	(47)	(16)	—	(9)	(1)	56	(17)
Segment operating income (loss)	169	(2)	250	(357)	210	18	288
Current cost adjustment							29

Operating income							317
Income (loss) from equity investments	7	(172)	(16)	—	—	—	(181)
Capital expenditures	142	411	21	167	32	6	779
Depreciation and amortization expense	515	316	276	556	100	11	1,774

		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates &	and
	Americas	International	Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

2008
Sales and other operating revenues:
Customers	$13,193	$13,489	$6,218	$17,370	$434	$2	$50,706
Intersegment	3,219	—	—	992	149	(4,360)	—

	16,412	13,489	6,218	18,362	583	(4,358)	50,706
Impairments:
Goodwill	(624)	(61)	(1,992)	(2,305)	—	—	(4,982)
Other	(7)	—	—	(218)	—	—	(225)
Segment operating income (loss)	(1,355)	220	(1,915)	(2,378)	202	(134)	(5,360)
Current cost adjustment							(568)

Operating loss							(5,928)
Income (loss) from equity investments	6	34	(2)	—	—	—	38
Capital expenditures	201	509	37	196	33	24	1,000
Depreciation and amortization expense	558	295	360	566	97	35	1,911

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.	Segment and Related Information — (Continued)

Sales and other operating revenues and operating income (loss) in the “Other” column above include elimination of intersegment transactions and businesses that are not reportable segments in the periods presented.

In the Successor period, we recognized a $64 million charge related to a change in estimate associated with a dispute over environmental liability, including $35 million, $21 million, and $8 million related to the O&P — EAI, Refining and Oxyfuels, and Technology business segments, respectively. The Successor period also includes a $28 million charge associated with the Refining and Oxyfuels business segment, primarily related to impairment of capital additions for the Berre refinery. These charges are reflected in Cost of sales and Impairments, respectively, on the Consolidated Statements of Income.

In 2009, LyondellBasell AF recognized charges of $696 million to write off the carrying value of assets, $679 million of which are reflected in “Reorganization items,” on the Consolidated Statements of Income. These charges included $624 million related to the O&P — Americas business segment, all of which was associated with a lease rejection at an olefin plant at Chocolate Bayou, Texas and $55 million related to the I&D business segment associated with an interest in an ethylene glycol facility in Beaumont, Texas.

Also in 2009, operating results for the O&P — Americas and Refining and Oxyfuels business segments included charges of $47 million and $9 million, respectively, primarily for impairment of the carrying value of surplus emission allowances related to HRVOCs and non-U.S. emission rights (see Note 11).

The remaining $17 million, which is included in “Impairments” on the Consolidated Statements of Income related to the O&P — EAI business segment, including $6 million was related to an LDPE plant at Fos-sur-Mer, France, $6 million related to the closure of a polypropylene line at Wesseling, Germany, $3 million related to an LDPE plant at Carrington, U.K. and $1 million related to an advanced polyolefins compounding facility in Mansfield, Texas.

In 2009 LyondellBasell AF determined that there had been a diminution in the value of its investments in certain joint ventures and such loss was other than temporary. This determination resulted in pretax impairment charges of $228 million that was included in “Income (loss) from equity investments” for 2009 in the O&P — EAI business segment.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.	Segment and Related Information — (Continued)

Long-lived assets of continuing operations, including goodwill, are summarized and reconciled to consolidated totals in the following table:

		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates &	and
	Americas	International	Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

Successor
2010
Property, plant and equipment, net	$1,696	$2,458	$1,700	$937	$351	$48	$7,190
Investment in PO Joint Ventures	—	—	437	—	—	—	437
Equity and other investments	164	1,311	112	—	—	—	1,587
Goodwill	354	178	246	—	9	—	787

Predecessor
2009
Property, plant and equipment, net	$4,170	$3,115	$2,583	$4,888	$323	$73	$15,152
Investment in PO Joint Ventures	—	—	922	—	—	—	922
Equity and other investments	117	869	99	—	—	—	1,085

Property, plant and equipment, net, included in the “Other” column above includes assets related to corporate and support functions.

The following geographic data for revenues are based upon the delivery location of the product and for long-lived assets, the location of the assets.

	Revenues
	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Europe	$10,480	$4,462	$10,931	$19,223
North America	14,046	7,326	16,566	28,118
All other	3,158	1,679	3,331	3,365

Total	$27,684	$13,467	$30,828	$50,706

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.	Segment and Related Information — (Continued)

	Long-Lived Assets
	Successor	Predecessor
	2010	2009
Millions of dollars
United States	$3,792	$11,211
Non-U.S.:
Germany	1,706	1,958
The Netherlands	752	1,283
France	609	857
Other non-U.S.	768	765

Total non-U.S.	3,835	4,863

Total	$7,627	$16,074

Long-lived assets include Property, plant and equipment, net and investments in PO joint ventures (see Note 12).

25.	Unaudited Quarterly Results

Selected financial data for the quarterly periods in 2010 and 2009 are presented in the following table.

	Predecessor		Successor
	For the			For the	For the
	Quarter	April 1	May 1	Quarter	Quarter
	Ended	through	through	Ended	Ended
	March 31	April 30	June 30	September 30	December 31
Millions of dollars
2010
Sales and other operating revenues	$9,755	$3,712	$6,772	$10,302	$10,610
Operating income(a)	367	323	422	988	844
Income from equity investments	55	29	27	29	30
Reorganization items(b)	207	7,373	(8)	(13)	(2)
Income from continuing operations(c)	8	8,498	347	467	702
Income (loss) from discontinued operations(c)	—	(2)	—	—	64
Net income	8	8,496	347	467	766
Earnings per share:
Basic			0.61	0.84	1.35
Diluted			0.58	0.84	1.34

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

25.	Unaudited Quarterly Results — (Continued)

	Predecessor
	For the Quarter Ended
	March 31	June 30	September 30	December 31
Millions of dollars

2009
Sales and other operating revenues	$5,900	$7,499	$8,612	$8,817
Operating income (loss)(d)	(141)	89	419	(50)
Income (loss) from equity investments(e)	(20)	22	(168)	(15)
Reorganization items(b)	(948)	(124)	(928)	(961)
Loss from continuing operations(d)(e)(f)	(1,013)	(355)	(650)	(854)
Income (loss) from discontinued operations	(4)	2	(1)	4
Net loss	(1,017)	(353)	(651)	(850)

(a)	Operating income in 2010 includes lower of cost or market charges of $333 million and $32 million, respectively, in the quarters ended June 30, 2010 and September 30, 2010, to adjust the value of inventory to market value. Operating income in the quarter ended December 31, 2010 includes a credit of $323 million, reflecting the recovery of market price during that period.

(b)	See Note 3 for a description of reorganization items and Note 2 for the revision to Reorganization items previously reported for the 2010 predecessor period.

(c)	The 2010 results included after-tax gains of $8,640 million for discharge of liabilities subject to compromise and change in net assets from application of fresh-start accounting on April 30, 2010, $53 million for a change in estimate related to a dispute over environmental indemnity in the quarter ended September 30, 2010, and $64 million for gain on sale of the Flavor and Fragrance chemicals business in the quarter ended December 31, 2010. See Note 2 for the revision to Income from continuing operations previously reported for the 2010 predecessor period.

(d)	In the fourth quarter of 2009, LyondellBasell AF recorded an adjustment related to prior periods which increased income from operations and net income for the three-month period ended December 31, 2009, by $65 million. The adjustment related to an overstatement of goodwill impairment in 2008.

(e)	Loss from equity investments in the third and fourth quarters of 2009 included pretax charge for impairment of the carrying value of certain equity investments of $215 million and $13 million, respectively.

(f)	The 2009 results included after tax charges of $1,924 million for reorganization items, $148 million for impairment of certain equity investments and $78 million for involuntary conversion gains on insurance proceeds related to damages sustained at a polymers plant in Münchsmünster, Germany.

26.	Subsequent Events

We have evaluated subsequent events through the date the financial statements were issued.

27.	Supplemental Guarantor Information

LyondellBasell N.V. has jointly and severally, and fully and unconditionally guaranteed the Senior Secured Notes issued by Lyondell Chemical. Subject to certain exceptions, each of our existing and future wholly owned U.S. restricted subsidiaries (other than Lyondell Chemical, as issuer), other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary (the “Subsidiary Guarantors” and, together with LyondellBasell N.V., the “Guarantors”) has also guaranteed the Senior Secured Notes.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

The Senior Secured 11% Notes also are guaranteed by the Guarantors. As a result of these guarantee arrangements, we are required to present the following condensed consolidating financial information. In this note, LCC refers to Lyondell Chemical Company without its subsidiaries.

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

BALANCE SHEET
As of December 31, 2010

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Millions of dollars

Cash and cash equivalents	$—	$25	$2,086	$2,111	$—	$4,222
Accounts receivable	—	313	1,108	2,326	—	3,747
Accounts receivable — affiliates	636	2,727	2,593	1,444	(7,400)	—
Inventories	—	489	2,560	1,775	—	4,824
Notes receivable — affiliates	98	1,941	59	110	(2,208)	—
Other current assets	—	287	133	612	(46)	986
Property, plant and equipment, net	—	383	2,746	4,061	—	7,190
Investments and long-term receivables	12,070	10,683	4,934	2,674	(28,256)	2,105
Other assets, net	13	862	1,362	688	(505)	2,420

Total assets	$12,817	$17,710	$17,581	$15,801	$(38,415)	$25,494

Current maturities of long-term debt	$—	$—	$—	$4	$—	$4
Short-term debt	—	—	12	30	—	42
Notes payable — affiliates	1	1,571	498	178	(2,248)	—
Accounts payable	—	160	741	1,860	—	2,761
Accounts payable — affiliates	530	4,363	1,504	950	(7,347)	—
Other current liabilities	216	418	599	764	(48)	1,949
Long-term debt	—	5,722	3	311	—	6,036
Notes payable — affiliates	535	3,672	9,124	1	(13,332)	—
Other liabilities	—	413	699	1,071	—	2,183
Deferred income taxes	—	—	907	522	(506)	923
Company share of stockholders’ equity	11,535	1,391	3,494	10,049	(14,934)	11,535
Non-controlling interests	—	—	—	61	—	61

Total liabilities and stockholders’ equity	$12,817	$17,710	$17,581	$15,801	$(38,415)	$25,494

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

BALANCE SHEET
As of December 31, 2009

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Cash and cash equivalents	$—	$96	$129	$333	$—	$558
Accounts receivable	—	243	1,062	1,982	—	3,287
Accounts receivable — affiliates	8	1,480	3,311	2,310	(7,109)	—
Inventories	—	430	1,492	1,355	—	3,277
Notes receivable — affiliates	1,491	225	950	82	(2,748)	—
Other current assets	2	263	352	513	—	1,130
Property, plant and equipment, net	—	769	8,878	5,505	—	15,152
Investments and long-term receivables	1,317	15,728	1,027	5,021	(20,960)	2,133
Other assets, net	5	374	1,264	746	(165)	2,224

Total assets	$2,823	$19,608	$18,465	$17,847	$(30,982)	$27,761

Current maturities of long-term debt	$—	$—	$—	$497	$—	$497
Short-term debt	—	5,092	—	1,090	—	6,182
Notes payable — affiliates	681	40	132	—	(853)	—
Accounts payable	—	123	757	1,248	—	2,128
Accounts payable — affiliates	5	2,549	2,632	3,769	(8,955)	—
Other current liabilities	28	596	265	671	—	1,560
Long-term debt	—	—	—	305	—	305
Notes payable — affiliates	9,589	86	7,931	43	(17,649)	—
Other liabilities	—	54	111	1,197	(1)	1,361
Deferred income taxes	—	1,614	—	512	(45)	2,081
Liabilities subject to compromise	1,496	19,103	18,366	4,384	(20,855)	22,494
Company share of stockholders’ equity	(8,976)	(9,649)	(11,729)	4,002	17,376	(8,976)
Non-controlling interests	—	—	—	129	—	129

Total liabilities and stockholders’ equity	$2,823	$19,608	$18,465	$17,847	$(30,982)	$27,761

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
For the eight months ended December 31, 2010

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Millions of dollars

Sales and other operating revenues	$3	$2,786	$14,119	$13,364	$(2,588)	$27,684
Cost of sales	—	2,646	12,343	12,366	(2,588)	24,767
Selling, general and administrative expenses	5	109	154	296	—	564
Research and development expenses	—	7	19	73	—	99

Operating income (loss)	(2)	24	1,603	629	—	2,254
Interest income (expense), net	41	(481)	(57)	(31)	—	(528)
Other income (expense), net	(115)	(15)	2	26	(1)	(103)
Income from equity investments	1,649	922	20	79	(2,584)	86
Reorganization items	—	(10)	—	(13)	—	(23)
(Provision for) benefit from income taxes	14	437	(723)	102	—	(170)

Income from continuing operations	1,587	877	845	792	(2,585)	1,516
Income (loss) from discontinued operations	—	(1)	65	—	—	64

Net income	1,587	876	910	792	(2,585)	1,580
Less: net loss attributable to non-controlling interests	—	—	—	7	—	7

Net income attributable to the Company	$1,587	$876	$910	$799	$(2,585)	$1,587

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
For the four months ended April 30, 2010

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Sales and other operating revenues	$—	$1,355	$7,102	$6,238	$(1,228)	$13,467
Cost of sales	(25)	1,327	6,605	5,735	(1,228)	12,414
Selling, general and administrative expenses	9	42	95	162	—	308
Research and development expenses	—	3	12	40	—	55

Operating income (loss)	16	(17)	390	301	—	690
Interest income (expense), net	22	(618)	2	(114)	—	(708)
Other income (expense), net	(44)	20	4	(243)	—	(263)
Income from equity investments	7,452	5,559	2,340	93	(15,360)	84
Reorganization items	1,118	2,673	3,221	568	—	7,580
(Provision for) benefit from income taxes	—	(226)	1,432	(83)	—	1,123

Income from continuing operations	8,564	7,391	7,389	522	(15,360)	8,506
Loss from discontinued operations	—	(2)	—	—	—	(2)

Net income	8,564	7,389	7,389	522	(15,360)	8,504
Less: net loss attributable to non-controlling interests	—	—	—	60	—	60

Net income attributable to the Company	$8,564	$7,389	$7,389	$582	$(15,360)	$8,564

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
For the year ended December 31, 2009

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Sales and other operating revenues	$—	$2,917	$15,798	$14,481	$(2,368)	$30,828
Cost of sales	1	2,593	15,797	13,493	(2,368)	29,516
Selling, general and administrative expenses	31	65	262	492	—	850
Research and development expenses	—	22	26	97	—	145

Operating income (loss)	(32)	237	(287)	399	—	317
Interest income (expense), net	32	(1,427)	(1)	(381)	—	(1,777)
Other income (expense), net	15	(64)	1	367	—	319
Loss from equity investments	(2,880)	(1,639)	(1,960)	(152)	6,450	(181)
Reorganization items	—	(471)	(971)	(1,519)	—	(2,961)
Benefit from income taxes	—	546	400	465	—	1,411

Loss from continuing operations	(2,865)	(2,818)	(2,818)	(821)	6,450	(2,872)
Income from discontinued operations	—	—	—	1	—	1

Net loss	(2,865)	(2,818)	(2,818)	(820)	6,450	(2,871)
Less: net loss attributable to non-controlling interests	—	—	—	6	—	6

Net loss attributable to the Company	$(2,865)	$(2,818)	$(2,818)	$(814)	$6,450	$(2,865)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
For the year ended December 31, 2008

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Sales and other operating revenues	$—	$4,635	$27,628	$21,761	$(3,318)	$50,706
Cost of sales	—	6,645	30,976	20,940	(3,318)	55,243
Selling, general and administrative expenses	36	128	519	520	(6)	1,197
Research and development expenses	—	28	47	120	(1)	194

Operating income (loss)	(36)	(2,166)	(3,914)	181	7	(5,928)
Interest expense, net	(112)	(1,247)	(571)	(477)	—	(2,407)
Other income (expense), net	—	217	(9)	103	(205)	106
Income (loss) from equity investments	(7,173)	(4,314)	(3,147)	38	14,634	38
(Provision for) benefit from income taxes	—	588	504	(244)	—	848

Loss from continuing operations	(7,321)	(6,922)	(7,137)	(399)	14,436	(7,343)
Income from discontinued operations	—	—	—	15	—	15

Net loss	(7,321)	(6,922)	(7,137)	(384)	14,436	(7,328)
Less: net loss attributable to non-controlling interests	—	—	—	7	—	7

Net loss attributable to the Company	$(7,321)	$(6,922)	$(7,137)	$(377)	$14,436	$(7,321)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CASH FLOWS
For the eight months ended December 31, 2010

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Millions of dollars

Net cash provided by operating activities	$41	$300	$1,503	$1,113	$—	$2,957

Expenditures for property, plant and equipment	—	(35)	(276)	(155)	—	(466)
Proceeds from disposal of assets	—	1	153	—	—	154
Loans to affiliates	(42)	(111)	—	—	153	—

Net cash used in investing activities	(42)	(145)	(123)	(155)	153	(312)

Net repayments on revolving credit facilities	—	—	—	(412)	—	(412)
Proceeds from short-term debt	—	—	—	6	—	6
Repayments of short-term debt	—	—	—	(8)	—	(8)
Repayments of long-term debt	—	(778)	—	—	—	(778)
Payments of debt issuance costs	—	(2)	—	—	—	(2)
Proceeds from notes payable to affiliates	1	—	111	41	(153)	—
Other, net	—	8	(8)	—	—	—

Net cash provided by (used in) financing activities	1	(772)	103	(373)	(153)	(1,194)

Effect of exchange rate changes on cash	—	—	—	60	—	60

Increase (decrease) in cash and cash equivalents	—	(617)	1,483	645	—	1,511
Cash and cash equivalents at beginning of period	—	642	603	1,466	—	2,711

Cash and cash equivalents at end of period	$—	$25	$2,086	$2,111	$—	$4,222

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CASH FLOWS
For the four months ended April 30, 2010

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Net cash used in operating activities	$(107)	$(590)	$(182)	$(57)	$—	$(936)

Expenditures for property, plant and equipment	—	(3)	(96)	(127)	—	(226)
Proceeds from disposal of assets	—	—	1	—	—	1
Short-term investments	—	—	10	2	—	12
Contributions and advances to affiliates	(2,550)	—	—	—	2,550	—
Loans to affiliates	(57)	543	375	—	(861)	—

Net cash provided by (used in) investing activities	(2,607)	540	290	(125)	1,689	(213)

Issuance of class B ordinary shares	2,800	—	—	—	—	2,800
Repayments of debtor-in- possession term loan facility	—	(2,167)	—	(3)	—	(2,170)
Net repayments of debtor-in- possession revolving credit facility	—	(325)	—	—	—	(325)
Net borrowings on revolving credit facilities	—	—	—	38	—	38
Proceeds from short-term debt	—	—	—	8	—	8
Repayments of short-term debt	—	—	—	(14)	—	(14)
Issuance of long-term debt	—	3,242	—	—	—	3,242
Repayments of long-term debt	—	—	—	(9)	—	(9)
Payments of debt issuance costs	(86)	(154)	—	(13)	—	(253)
Contributions from owners	—	—	—	2,550	(2,550)	—
Proceeds from notes payable to affiliates	—	—	364	(1,225)	861	—
Other, net	—	—	2	(4)	—	(2)

Net cash provided by financing activities	2,714	596	366	1,328	(1,689)	3,315

Effect of exchange rate changes on cash	—	—	—	(13)	—	(13)

Increase in cash and cash equivalents	—	546	474	1,133	—	2,153
Cash and cash equivalents at beginning of period	—	96	129	333	—	558

Cash and cash equivalents at end of period	$—	$642	$603	$1,466	$—	$2,711

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CASH FLOWS
For the year ended December 31, 2009

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Net cash provided by (used in) operating activities	$(2)	$(952)	$(211)	$378	$—	$(787)

Expenditures for property, plant and equipment	—	(22)	(276)	(481)	—	(779)
Proceeds from insurance claims	—	—	—	120	—	120
Advances and contributions to affiliates	—	—	—	(4)	—	(4)
Proceeds from disposal of assets	—	—	20	—	—	20
Short-term investments	—	—	23	—	—	23
Loans to affiliates	—	(115)	442	(161)	(166)	—
Other	—	8	—	1	—	9

Net cash provided by (used in) investing activities	—	(129)	209	(525)	(166)	(611)

Proceeds from note payable	—	100	—	—	—	100
Repayment of note payable	—	(100)	—	—	—	(100)
Borrowings (repayments) of debtor-in-possession term loan facility	—	1,992	—	(6)	—	1,986
Net borrowings of debtor-in- possession revolving credit facility	—	325	—	—	—	325
Net repayments under pre-petition revolving credit facilities	—	(636)	(130)	—	—	(766)
Net repayments on revolving credit facilities	—	—	(114)	(184)	—	(298)
Proceeds from short-term debt	—	—	—	42	—	42
Repayments of short-term debt	—	—	—	(6)	—	(6)
Repayments of long-term debt	—	—	—	(68)	—	(68)
Payments of debt issuance costs	—	(93)	—	—	—	(93)
Proceeds from notes payable to affiliates	—	(523)	122	235	166	—
Other, net	—	5	—	(26)	—	(21)

Net cash provided by (used in) financing activities	—	1,070	(122)	(13)	166	1,101

Effect of exchange rate changes on cash	—	—	—	(3)	—	(3)

Decrease in cash and cash equivalents	(2)	(11)	(124)	(163)	—	(300)
Cash and cash equivalents at beginning of period	2	107	253	496	—	858

Cash and cash equivalents at end of period	$—	$96	$129	$333	$—	$558

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CASH FLOWS
For the year ended December 31, 2008

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Net cash provided by (used in) operating activities	$72	$325	$462	$445	$(214)	$1,090

Expenditures for property, plant and equipment	—	(8)	(411)	(581)	—	(1,000)
Proceeds from insurance claims	—	—	—	89	—	89
Acquisition of businesses, net of cash	—	—	(134)	(927)	—	(1,061)
Advances and contributions to affiliates	—	—	—	(60)	—	(60)
Proceeds from disposal of assets	—	119	33	21	—	173
Short-term investments	—	—	(31)	(1)	—	(32)
Loans to affiliates	59	(865)	(250)	197	859	—
Other	—	—	—	7	—	7

Net cash provided by (used in) investing activities	59	(754)	(793)	(1,255)	859	(1,884)

Net borrowings under pre-petition revolving credit facilities	—	1,286	53	171	—	1,510
Proceeds from short-term debt	—	—	—	5	—	5
Repayments of short-term debt	—	—	(2)	(5)	—	(7)
Issuances of long-term debt	—	—	1	—	—	1
Repayments of long-term debt	—	(150)	(28)	(206)	—	(384)
Payments of debt issuance costs	—	(28)	(14)	—	—	(42)
Dividends paid	—	—	(214)	—	214	—
Proceeds from notes payable to affiliates	(129)	(662)	556	1,094	(859)	—

Net cash provided by (used in) financing activities	(129)	446	352	1,059	(645)	1,083

Effect of exchange rate changes on cash	—	—	—	9	—	9

Increase in cash and cash equivalents	2	17	21	258	—	298
Cash and cash equivalents at beginning of period	—	90	232	238	—	560

Cash and cash equivalents at end of period	$2	$107	$253	$496	$—	$858